UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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THE HACKETT GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE HACKETT GROUP, INC.

1001 Brickell Bay Drive, Suite 3000

Miami, Florida 33131

March 22, 2013

Dear Shareholder:

You are cordially invited to attend the 2013 Annual Meeting of Shareholders of The Hackett Group, Inc. (the “Company”) to be held on May 3, 2013 at 11:00 a.m. (local time) at the Company’s headquarters located at 1001 Brickell Bay Drive, Suite 3000, Miami, Florida.

At this meeting you will be asked to:

•	vote for the election of three directors;

•

approve an amendment to the Company’s 1998 Stock Option and Incentive Plan (the “Plan”) to (i) increase the sublimit under the Plan for restricted stock and restricted stock unit issuances by 1,230,237, and (ii) reduce the total number of shares available for issuance under the Plan by 1,932,464, as well as to re-approve the performance criteria under the Plan to maintain deductibility for purposes of Code Section 162(m);

•	hold an advisory vote on executive compensation; and

•	ratify the appointment of BDO USA, LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 27, 2013.

These matters are discussed in detail in the attached Proxy Statement.

It is important that your shares be represented at the meeting whether or not you plan to attend. Included with these soliciting materials is a proxy card for voting, an envelope with postage prepaid in which to return your proxy, instructions for voting by telephone or on the Internet and our Annual Report to Shareholders.

On March 22, 2013, we will mail to our shareholders a notice containing instructions on how to access our Proxy Statement and 2012 Annual Report and vote online. The notice also contains instructions on how you can receive a paper copy of your annual meeting materials, including the notice of annual meeting, Proxy Statement and proxy card.

We look forward to receiving your vote and seeing you at the meeting.

Sincerely,

Ted A. Fernandez
Chairman and Chief Executive Officer

The date of this Proxy Statement is March 22, 2013, and it is first being made available to shareholders via the Internet and the U.S. mail on or about March 22, 2013.

THE HACKETT GROUP, INC.

1001 Brickell Bay Drive, Suite 3000

Miami, Florida 33131

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 3, 2013

The 2013 Annual Meeting of Shareholders of The Hackett Group, Inc. (the “Company”) will be held on May 3, 2013, at 11:00 a.m. (local time) at the Company’s headquarters located at 1001 Brickell Bay Drive, Suite 3000, Miami, Florida, for the following purposes:

1.	To elect three directors to the Board of Directors;

2.	To approve an amendment to the Company’s 1998 Stock Option and Incentive Plan (the “Plan”) to (i) increase the sublimit under the Plan for issuances of restricted stock and restricted stock units by 1,230,237, and (ii) reduce the total number of shares available for issuance under the Plan by 1,932,464 shares, as well as to re-approve the performance criteria under the Plan to maintain deductibility for purposes of Code Section 162(m);

3.	To hold an advisory vote on executive compensation;

4.	To ratify the appointment of BDO USA, LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 27, 2013; and

5.	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

The Board of Directors has fixed the close of business on March 12, 2013 as the Record Date to determine the shareholders entitled to notice of and to vote at the annual meeting. Only holders of common stock of record at the close of business on that date will be entitled to notice of and to vote at the annual meeting or any postponement or adjournment thereof. A list of the Company’s shareholders entitled to vote at the annual meeting will be open to the examination of any shareholder for any purpose related to the meeting during ordinary business hours for ten days prior to the annual meeting at the Company’s offices and at the location of the annual meeting on May 3, 2013. All shareholders are cordially invited to attend the annual meeting.

On March 22, 2013, we will mail to our shareholders a notice containing instructions on how to access our Proxy Statement and 2012 Annual Report and vote online. The notice also contains instructions on how you can receive a paper copy of your annual meeting materials, including the notice of annual meeting, Proxy Statement and proxy card.

By Order of the Board of Directors,

Frank A. Zomerfeld
Secretary

Miami, Florida
March 22, 2013

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 3, 2013—this Proxy Statement and The Hackett Group, Inc.’s 2012 Annual Report are available at www.edocumentview.com/hckt.

Whether or not you plan to attend the annual meeting, we ask that you do the following. If you are receiving this document via the U.S. mail, please complete, date, sign and return the enclosed proxy card in the postage prepaid envelope or vote by telephone or through the Internet as instructed on the proxy card. If you sign and return your proxy card without specifying a choice, your shares will be voted in accordance with the recommendations of the Board of Directors. If you are receiving this document via Internet delivery only, please vote by telephone or through the Internet as instructed on the notice you received via the U.S. mail. You may, if you wish, revoke your proxy at any time before it is voted by filing with the Secretary of the Company, Frank A. Zomerfeld, a written revocation or a duly executed proxy bearing a later date, or by attending the annual meeting and voting in person. If you submit your proxy by telephone or through the Internet, you may also revoke it by submitting a new proxy using the same procedures at a later date. The telephone and Internet voting facilities for shareholders of record will close at 1:00 a.m. Central Time on the day of the meeting.

THE HACKETT GROUP, INC.

1001 Brickell Bay Drive, Suite 3000

Miami, Florida 33131

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

MAY 3, 2013

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

This Proxy Statement and the accompanying Notice of Annual Meeting and proxy card are being furnished and made available, on or about March 22, 2013, to the shareholders of The Hackett Group, Inc. (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) to be voted at the 2013 Annual Meeting of Shareholders to be held on May 3, 2013 at 11:00 a.m. (local time) at the Company’s headquarters located at 1001 Brickell Bay Drive, Suite 3000, Miami, Florida, and any postponement or adjournment thereof.

If the form of proxy enclosed or provided via the Internet is properly executed and returned to the Company or voted via telephone or the Internet in time to be voted at the annual meeting, the shares represented thereby will be voted in accordance with the instructions thereon or submitted via the telephone or Internet.

Executed but unmarked proxies will be voted:

•	“FOR” Proposal 1 to elect the Board’s nominees for directors;

•

“FOR” Proposal 2 to approve an amendment to the Company’s 1998 Stock Option and Incentive Plan, as well as to re-approve the performance criteria under the Plan to maintain deductibility for purposes of Code Section 162(m);

•	“FOR” Proposal 3 to approve the advisory vote on executive compensation; and

•	“FOR” Proposal 4 to ratify the appointment of BDO USA, LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 27, 2013.

If any other matters are properly brought before the annual meeting, proxies will be voted in the discretion of the proxy holders. The Company is not aware of any such matters that are proposed to be presented at the annual meeting.

On March 22, 2013, the Company will mail to its shareholders a notice containing instructions on how to access the Company’s Proxy Statement and 2012 Annual Report and vote online. The notice also contains instructions on how you can receive a paper copy of your annual meeting materials, including the notice of annual meeting, Proxy Statement and proxy card.

Shareholders receiving this document and accompanying proxy card and annual report via the Internet may submit their proxies by telephone or through the Internet as instructed in the notice delivered via the U.S. mail. If shareholders choose to receive this document and accompanying proxy card via the U.S. mail, those shareholders may submit a signed proxy card or they may submit their proxy by telephone or through the Internet as instructed on the proxy card. Telephone and Internet proxies must be used in conjunction with, and will be subject to, the information and terms contained on the proxy card. These procedures may not be available to shareholders that hold their shares through a broker, nominee, fiduciary or other custodian. If your shares are held in this manner, please check your proxy card or contact your broker, nominee, fiduciary or other custodian to determine whether you will be able to vote by telephone or through the Internet.

The cost of soliciting proxies in the form enclosed herewith will be borne entirely by the Company. In addition to the solicitation of proxies by mail, proxies may be solicited by directors, officers and regular employees of the Company, without extra remuneration, by personal interviews, telephone or otherwise. The

Company will request persons, firms and corporations holding shares in their name or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from the beneficial owners and will reimburse the holders for their reasonable expenses in doing so.

The securities that may be voted at the annual meeting consist of shares of the Company’s common stock. Each outstanding share of common stock entitles its owner to one vote on each matter as to which a vote is taken at the annual meeting. The close of business on March 12, 2013 has been fixed by the Board as the record date (the “Record Date”) for determination of shareholders entitled to vote at the annual meeting. On the Record Date, 31,790,394 shares of common stock were issued and outstanding and entitled to vote. The presence, in person or by proxy, of at least a majority of the shares of common stock issued and outstanding and entitled to vote on the Record Date is necessary to constitute a quorum at the annual meeting. Shares can be voted only if the shareholder is present in person or by proxy. Whether or not you plan to attend in person, you are encouraged to sign and return the enclosed proxy card or vote by telephone or through the Internet as instructed on the proxy card or in the notice mailed to you.

Assuming the presence of a quorum at the annual meeting, the following voting standards will apply to the various proposals:

•	A plurality of the votes cast in person or represented by proxy at the annual meeting is required for election of the directors in Proposal 1.

•

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote is required to approve the plan amendment and the performance criteria in Proposal 2.

•

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote is required to approve the proposal on executive compensation in Proposal 3. Proposal 3 is an advisory vote, which means that it is nonbinding on the Company. However, the Compensation Committee of the Board will take into account the outcome of the vote when considering future executive compensation decisions.

•

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote is required to ratify the appointment of the Company’s independent registered certified public accounting firm for the fiscal year ending December 27, 2013 in Proposal 4.

Abstentions and broker non-votes will be treated as shares that are present, in person or by proxy, and entitled to vote for purposes of determining the presence of a quorum at the annual meeting. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Abstentions and broker non-votes will not have any effect on the approval of Proposal 1. Because abstentions will be counted for purposes of determining the shares present or represented at the annual meeting and entitled to vote, abstentions will have the same effect as a vote “against” Proposals 2, 3 and 4. Broker non-votes will not have any effect on the approval of Proposals 2, 3 and 4.

The presence of a shareholder at the annual meeting will not automatically revoke such shareholder’s proxy. Shareholders may, however, revoke a proxy at any time prior to its exercise by filing with the Secretary of the Company a written notice of revocation, by delivering to the Company a duly executed proxy bearing a later date or by attending the annual meeting and voting in person. If you submitted your proxy by telephone or through the Internet, you may also revoke it by submitting a new proxy using the same procedures at a later date. The telephone and Internet voting facilities for shareholders of record will close at 1:00 a.m. Central Time on the day of the meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE

FOR THE APPROVAL OF PROPOSALS 1, 2, 3 AND 4.

PROPOSAL 1

ELECTION OF DIRECTORS

General

The Company’s articles of incorporation provide that the Board shall consist of no fewer than five directors nor more than fifteen directors. The Company’s bylaws provide that the number of directors, within such limits, shall be determined by resolution of the Board. The Board currently is composed of seven directors. The Board is divided into three classes. One class is elected each year for a term of three years.

Three directors will be elected at the annual meeting. The Board has nominated Ted A. Fernandez, Terence M. Graunke and Alan T.G. Wix, existing directors, for the positions. If elected, Messrs. Fernandez, Graunke and Wix will each serve a three-year term expiring at the annual meeting in 2016. You can find more information about Messrs. Fernandez, Graunke and Wix below.

Unless otherwise instructed on the proxy, it is the intention of the proxy holders to vote the shares represented by each properly executed proxy for the election of all three nominees. The Board believes that all three nominees will stand for election and will serve if elected. However, if any nominee fails to stand for election or is unable to accept election, proxies will be voted by the proxy holders for the election of such other person as the Board may recommend. Directors are elected by a plurality of the votes cast at the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF

MESSRS. FERNANDEZ, GRAUNKE AND WIX AS DIRECTORS.

Information as to the Nominees and Continuing Directors

The following table sets forth certain information regarding the Board’s nominees for election as directors and those directors who will continue to serve as such after the annual meeting.

Name	Age(1)	Director Since(2)	Position held with the Company	Term Expires
NOMINEES
Ted A. Fernandez	56	1997	Chairman and Chief Executive Officer	2013
Terence M. Graunke	53	2009		2013
Alan T.G. Wix(3)	71	1999		2013

CONTINUING DIRECTORS
David N. Dungan	59	2000	Vice Chairman and Chief Operating Officer	2015
Richard N. Hamlin(3)	65	2003		2015
John R. Harris(3)	65	2006		2014
Edwin A. Huston(3)	74	2001		2014

(1)	The ages shown are as of March 12, 2013.
(2)	The dates shown reflect the year in which these persons were first elected as directors of the Company.
(3)	Member of the Audit, Compensation and Nominating and Corporate Governance Committees.

The principal occupations and other public company directorships for the past five years or more of the three nominees for director and the four directors whose terms of office will continue after the annual meeting are set forth below.

Nominees

Ted A. Fernandez is a founder of the Company. He has served as Chairman of its Board and Chief Executive Officer (“CEO”) since inception. Mr. Fernandez served as the National Managing Partner of KPMG LLP’s (“KPMG”) Strategic Services Consulting Division from May 1994 to January 1997. Mr. Fernandez also served as a member of KPMG’s Management Committee from 1995 to 1997. From 1979 to 1994, Mr. Fernandez held several industry, executive and client service positions with KPMG.

Terence M. Graunke was appointed to the Company’s Board on November 10, 2009, in connection with its acquisition of Archstone Consulting. Mr. Graunke is the Chairman and co-founder of Lake Capital Management LLC (“Lake Capital”), a private investment firm headquartered in Chicago. Mr. Graunke has served as Chairman since 1998. Mr. Graunke serves on the boards of numerous portfolio companies of Lake Capital Partners LLC, an affiliate of Lake Capital. Mr. Graunke also sits on the board of directors of the Max McGraw Wildlife Foundation.

Alan T.G. Wix is a Director of BDC Partnership Ltd. Mr. Wix was the Chairman of Fiva Marketing, Ltd. from April 2003 to December 2008. Mr. Wix served as the Chairman of the Board of Farsight PLC from April 1999 until June 2005. Mr. Wix served as the Chief Executive Officer of Farsight PLC from April 1999 until June 2002. Mr. Wix retired in August 1998 as Managing Director Core IT Development of Lloyds TSB, a position he held from January 1993. From April 1990 to January 1993, Mr. Wix held the position of Head of Development at Lloyds TSB. Prior to being elevated to that position, Mr. Wix held a variety of positions within the information systems division of Lloyds TSB.

Continuing Directors

John R. Harris is an operating partner with glendonTodd Capital and Chief Executive Officer of Chemical Information Services which provides information services to sourcing professionals. Mr. Harris has served in these roles since January 2011. He is the former President and Chief Executive Officer of eTelecare Global Solutions, a provider of outsourced customer care services. Mr. Harris served in these roles from February 2006 until October 2009. Mr. Harris served as Chief Executive Officer of Seven Worldwide Inc., a digital content management company, from December 2003 to January 2005. From July 2002 to December 2003, he served as Chief Executive Officer and President of Delinea Corporation, an application and business process management company serving the energy industry. From August 2001 to July 2002, Mr. Harris served as Chief Executive Officer and President of Exolink. From September 1999 to September 2001, he served as Chairman and Chief Executive Officer of Ztango, Inc. Mr. Harris previously spent 25 years with Electronic Data Systems (“EDS”), during which he held a variety of executive leadership positions including Group Executive and President of EDS’s four strategic business units serving the telecommunications and media industries. He also served as EDS’s Corporate Vice President, Marketing & Strategy. Mr. Harris is a member of the board of directors of Premiere Global Services, Inc., BancTec Corporation, DG FastChannel and Startek Corporation.

Edwin A. Huston served as the Vice Chairman of Ryder System, Inc. (“Ryder”), an international logistics and transportation solutions company, from March 1999 until retiring on June 30, 2000. Mr. Huston served as Senior Executive Vice President, Finance and Chief Financial Officer of Ryder from January 1987 until he became Vice Chairman. Mr. Huston is a director of Tennenbaum Opportunities Fund V, LLC. During the past five years Mr. Huston also served on the board of directors of Enterasys Networks, Kaman Corporation and Unisys Corporation.

David N. Dungan is a founder of the Company. He served as a Managing Director from the Company’s inception until March 2000 when he became a director and was named Chief Operating Officer (“COO”). Mr. Dungan was named Vice Chairman in February of 2006. Prior to founding the Company, Mr. Dungan served as the National Partner-in-Charge of the World Class Finance Practice of the Strategic Services Consulting Division of KPMG from May 1994 to February 1997. Mr. Dungan joined KPMG in 1986 and, until May 1994, held various executive positions with that firm.

Richard N. Hamlin is a consultant and investor. He served as the Chief Financial Officer of CommerceQuest, Inc. from July 2002 to August 2003. Mr. Hamlin retired in June 2000 as a partner of KPMG Consulting, a position he held from January 2000. Mr. Hamlin served as a partner of KPMG from 1979 until January 2000, including service on KPMG’s board of directors from 1994 to 1998. Mr. Hamlin was a member of the board of directors of eTelecare Global Solutions from February 2006 to August 2009. Mr. Hamlin served as the Chairman and Trustee of the Dakota Minnesota Eastern Railroad, a wholly-owned subsidiary of Canadian Pacific Railroad, from October 2007 through November 2008.

Other Executive Officer

The principal occupation during the past five years or more of the Company’s other executive officer is set forth below.

Robert A. Ramirez, 46, is the Company’s Executive Vice President, Finance and Chief Financial Officer (“CFO”), a position he has held since August 2007. Mr. Ramirez served as Corporate Controller of the Company from July 2006 through July 2007. Mr. Ramirez served as Senior Director, Finance and Practice Controller of the Company from October 2005 to July 2006 when he was named Corporate Controller. Mr. Ramirez held a variety of other positions within the Company’s business intelligence, finance transformation and retail consulting practices from 1998 to 2005.

Corporate Governance and Other Matters

Board Composition

The Board consists of seven members, a majority of which are considered “independent directors” under the current listing standards of the NASDAQ Stock Market (“NASDAQ”). The Company’s independent directors are Terence M. Graunke, Richard N. Hamlin, John R. Harris, Edwin A. Huston and Alan T.G. Wix. The Board currently has three committees—the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Leadership Structure

The roles of Chairman of the Board and Chief Executive Officer have been unified since the Company was founded. The Company believes that its Board leadership structure demonstrates to its employees, clients and shareholders that the Company is under strong leadership with a single person setting the tone and having primary responsibility for managing its operations. It provides an effective connection between management’s role of identifying, assessing and managing risks and the Board’s role of risk oversight. Mr. Fernandez has an in-depth knowledge of the issues, opportunities and challenges that the Company faces. The Board believes that he is best positioned to develop agendas and highlight issues that ensure that the Board’s time and attention are focused on the most critical matters impacting the Company. The Board also believes that the unification of the roles of Chairman and Chief Executive Officer is appropriate for the Company at this time. The Board has not appointed a “lead” director. The Board recognizes that different board leadership structures may be appropriate for companies in different situations and understands that no one structure is appropriate for all companies. While the Board intends to review the appropriate leadership structure for the Company from time to time, the Board believes that the Company has been, and is currently, well-served by its current leadership structure.

The Board’s Role in Risk Oversight

Through its committees, the Board plays an active role in risk oversight. The Board delegates certain risk oversight functions to its Audit Committee, namely assisting the Board in its responsibility for oversight of (1) the quality and integrity of the Company’s consolidated financial statements and its financial reporting and disclosure practices, (2) the Company’s systems of internal controls regarding finance and accounting compliance, (3) the independence and performance of the Company’s outside auditor, and (4) the Company’s ethical compliance programs. The Board has delegated compensation program risk oversight to its Compensation Committee. The Compensation Committee is charged with understanding the Company’s various compensation programs and how the programs are aligned with the Company’s goals and objectives. The Board delegates to its Nominating and Corporate Governance Committee the authority to develop and implement the Company’s director nomination guidelines and to recommend nominees for election, thus ensuring that the Board contains the appropriate mix of experience, qualifications, attributes and skills necessary to effectively exercise its oversight function. The Nominating and Corporate Governance Committee is also responsible for developing and implementing the Company’s corporate governance guidelines. Finally, the Board as a whole has the responsibility to review and approve the Company’s annual operating plan. In connection with that process, the Board typically inquires as to the greatest areas of risk associated with the annual operating plan and the Company’s operating model taken as a whole, and confirms that these risks are appropriately mitigated.

In 2012, the Company reviewed its compensation programs and considered the extent to which its compensation policies and practices influence the behaviors of our executives and other employees with respect to taking business risks that could affect the Company. The Company believes that its compensation policies and practices are not reasonably likely to have a material adverse effect on the Company, either individually or in the aggregate.

Specific Experience, Qualifications, Attributes and Skills of Current Board Members, Including Director Nominees

Specific experience, qualifications, attributes and skills that the Board believes qualify each current director, including director nominees, for his position on the Board are summarized below. This description is not intended as an exclusive description of the types of expertise or contributions provided by each director.

Ted A. Fernandez—Mr. Fernandez founded the Company in 1997 based on a strategy he developed from his extensive history in the professional services industry, which included an eighteen year career with KPMG. His career at KPMG culminated in the role of the National Managing Partner of KPMG’s Strategic Services Consulting Division from May 1994 to January 1997. Mr. Fernandez also served as a member of KPMG’s Management Committee from 1995 to 1997. He brings an in-depth knowledge of the professional services industry, especially business consulting, and organizational leadership within that industry. He also provides extensive financial and accounting experience to the Board. Mr. Fernandez provides the Board with day to day knowledge of the Company’s business and markets. He also provides broad and deep experience with strategic plan development and execution.

David N. Dungan—Along with Mr. Fernandez, Mr. Dungan founded the Company in 1997. Mr. Dungan joined KPMG in 1986 and, until May 1994, held various executive positions with KPMG. Mr. Dungan served as the National Partner-in-Charge of the World Class Finance Practice of KPMG’s Strategic Services Consulting Division from May 1994 to February 1997. Mr. Dungan provides the Board with broad financial and operational experience managing and leading a professional services firm focused on business consulting.

Terence M. Graunke—Mr. Graunke is Chairman and co-founder of Lake Capital, a private investment firm that makes investments in mid-sized businesses. He co-founded Lake Capital in 1998 as a vehicle to acquire interests in service-based companies creating significant enterprise value by applying the firm’s capital, as well as strategic and operating expertise to enhance growth, profitability and market position. Since 1998, Lake Capital has owned and built more than twenty companies, including start-up business consultancy firms. Lake Capital enterprises are located across the United States and have operations that extend to Canada and Europe. Mr. Graunke brings to the Board an extensive history of evaluating, purchasing and managing professional services firms in the Company’s industry. He also brings a history of board participation in the Company’s business segment with an emphasis on business services and international experience through the management of Lake Capital’s interests abroad.

Richard N. Hamlin—Mr. Hamlin provides the Board with extensive financial and accounting experience gained over a more than thirty-year career as a Certified Public Accountant at KPMG. Mr. Hamlin served as a partner of KPMG for twenty-one years, which included service on KPMG’s board of directors from 1994 to 1998, and later became a partner of KPMG Consulting. Mr. Hamlin’s experience provides additional depth of capability to the Audit Committee. Mr. Hamlin is designated an “audit committee financial expert” as defined by regulations of the Securities and Exchange Commission (the “SEC”). Mr. Hamlin also possesses a history of board participation on a public company board as a former member of the board of directors and Chairman of the Audit Committee of eTelecare Global Solutions. Mr. Hamlin also provides operational perspective from outside of the business consulting segment, having served as the Chairman and Trustee of the Dakota Minnesota Eastern Railroad, a wholly-owned subsidiary of Canadian Pacific Railroad.

John R. Harris—Mr. Harris has an extensive history of senior executive leadership positions and board participation in the information technology, media, telecommunications and outsourcing industries having spent twenty-five years in various roles with EDS including Group Executive and President of EDS’s four strategic business units serving the telecommunications and media industries and Corporate Vice President, Marketing & Strategy. He also has in-depth experience in public company operations and management having served as the President and Chief Executive Officer of eTelecare Global Solutions, a provider of outsourced customer care services. Mr. Harris also provides significant public company board experience through his service as a director of BancTec Corporation and through his prior service on the boards of Applied Graphic Technologies and Genuity. He continues to provide additional operational perspective through his participation as a director of DG Fast Channel, Startek Corporation and Premiere Global Services, Inc.

Edwin A. Huston—Mr. Huston provides the Board with in-depth finance experience from his educational background in finance to progressively senior roles at Ryder, an international logistics and transportation services provider, over a thirty-year period. Mr. Huston’s experience provides additional depth of capability to the Audit Committee. Mr. Huston is designated an “audit committee financial expert” as defined by SEC regulations. Mr. Huston has also served on the boards and audit committees of several other companies, including Unisys Corporation, Enterasys Networks, Inc., Kaman Corporation and the Tennenbaum Opportunity Fund on whose board he currently serves. Mr. Huston’s senior-level operational background at Ryder also provides the Board with additional perspective on strategic planning.

Alan T.G. Wix—Mr. Wix brings to the Board an extensive history of senior executive leadership at a major financial institution, having retired in August 1998 as Managing Director Core IT Development of Lloyds TSB. He has in-depth operational experience leading a significant division of an institution with global reach. He also has extensive experience as a purchaser of technology and business consulting services and as such provides perspective on customer experience. Mr. Wix is a native of the United Kingdom and spent his professional career in the United Kingdom. He continues to make his home there. His knowledge of the European marketplace provides valuable international perspective to the Board.

Audit Committee

The Audit Committee reviews, acts on, and reports to the Board with respect to various auditing and accounting matters. The Audit Committee is directly responsible for the appointment, compensation, evaluation, retention and oversight of the Company’s independent auditors. The primary functions of the Audit Committee are to assist the Board in its responsibility for oversight of (1) the quality and integrity of the Company’s consolidated financial statements and its financial reporting and disclosure practices, (2) the Company’s system of internal controls regarding finance and accounting compliance, (3) the independence and performance of the Company’s independent auditors, and (4) the Company’s ethical compliance programs. The Audit Committee performs all functions required of audit committees of public companies under applicable laws, rules and regulations and the requirements of NASDAQ.

The current members of the Audit Committee are Messrs. Hamlin (Chairman), Harris, Huston and Wix. Rules adopted by NASDAQ and the SEC impose strict independence requirements for members of audit committees. In addition to meeting NASDAQ’s tests for director independence, directors on audit committees must meet two basic criteria set forth in the SEC’s rules. First, audit committee members are barred from accepting, directly or indirectly, any consulting, advisory or other compensatory fee from the issuer or an affiliate of the issuer, other than in the member’s capacity as a member of the board of directors and any board committee. Second, an audit committee member may not be an affiliated person of the issuer or any subsidiary of the issuer apart from his or her capacity as a member of the board and any board committee. Each member of the Company’s Audit Committee meets these independence requirements, in addition to the independence criteria established by NASDAQ. The Board has determined that both Mr. Hamlin and Mr. Huston are audit committee financial experts, as that term is defined under SEC rules.

The Audit Committee is governed by a written charter approved by the Board. A copy of the charter can be found on the Company’s website at www.thehackettgroup.com/about/ir_governance.jsp. For further information on the Audit Committee, see the “Report of the Audit Committee” on page 40 in this Proxy Statement.

Compensation Committee

The Compensation Committee is responsible for determining the compensation of the Company’s executive officers and approving compensation and human resource programs for the Company. The Compensation Committee also sits in executive session to determine the compensation of the Company’s CEO. The current members of the Compensation Committee are Messrs. Huston (Chairman), Hamlin, Harris and Wix. In January 2013, the SEC approved amendments to NASDAQ’s listing standards which impose strict independence requirements for members of compensation committees, similar to the heightened independence requirements for members of audit committees discussed above. Compliance with the amended listing standards is not required until the Company’s second annual meeting following the SEC approval. However, the Company fully expects that the current members of its Compensation Committee will satisfy the heightened independence requirements at such time.

Periodically, the Compensation Committee chooses to retain an outside consultant to review the Company’s existing compensation programs. In 2005, based on the recommendations of Mercer Human Resource Consulting (“Mercer”), an executive compensation consultant, the Compensation Committee implemented a cash and equity incentive plan for its CEO and COO that provided significant incentive opportunities tied to the attainment of specific financial performance goals measured by annual pro-forma diluted net earnings per share. In 2006, these programs were expanded to include the Company’s other executive officer and senior leaders of the Company’s significant service lines or practices and its functional department leaders. The incentives for the service line and practice leaders are tied to the achievement of service line or practice operating plans. In 2011, these programs were reviewed by John Bloedorn, an independent executive compensation consultant formerly of Mercer and the person who served as the lead consultant for the 2005 program review. In each case, Mercer and Mr. Bloedorn were engaged directly by the Compensation Committee. For further discussion of the Company’s compensation programs and the role of external compensation consultants engaged by the Compensation Committee, see “Compensation Discussion and Analysis” and “Role of Consultants” on page 12 and 15, respectively, of this Proxy Statement.

On an annual basis, the Company completes a review of the policies and practices associated with all of its compensation programs, including its executive compensation programs. As part of this assessment, the Company considers that rewards are heavily weighted towards profitability, which is based on the delivery of services for which fees are collected in a relatively short period of time. Based on its most recent assessment, the Company does not believe that any of these policies or practices creates risks that are reasonably likely to have a material adverse effect on the Company.

The Compensation Committee is governed by a written charter, which can be found on the Company’s website at www.thehackettgroup.com/about/ir_governance.jsp.

Nominating and Corporate Governance Committee

On February 17, 2012, the Company’s Nominating Committee was reconstituted and renamed the Nominating and Corporate Governance Committee. At that time, the Board approved, and the Committee adopted, a new written charter which can be found on the Company’s website at www.thehackettgroup.com/about/ir_governance.jsp. The current members of the Nominating and Corporate Governance Committee are Messrs. Wix (Chairman), Hamlin, Harris and Huston. The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become members of the Board and for recommending candidates for election or re-election to the Board, as well as administering the Board’s annual self-evaluation process. The Nominating and Corporate Governance Committee selects and must approve by at least a majority vote all candidates to stand for election as directors. Pursuant to the Company’s bylaws, other candidates may also be nominated by any shareholder, provided each such other nomination is submitted in accordance with the procedures set forth in the bylaws. For a discussion of the requirements for including information with respect to a shareholder’s nominee in the Company’s Proxy Statement, see “Shareholder Proposals for the Annual Meeting in 2014” on page 45 in this Proxy Statement.

In addition, the Nominating and Corporate Governance Committee is also responsible for the development and implementation of the Company’s corporate governance guidelines. The Company’s corporate governance guidelines can be found on the Company’s website at http://www.thehackettgroup.com/about/ir_governance.jsp. The corporate governance guidelines implemented by the Nominating and Corporate Governance Committee contain criteria which it employs to identify and recommend candidates to the Board. These criteria include (1) personal and professional integrity; (2) the skills, business experience and industry knowledge useful to the oversight of the Company based on the perceived needs of the Company and the Board at any given time; (3) the ability and willingness to devote the required amount of time to the Company’s affairs, including attendance at Board and committee meetings; (4) interest, capacity and willingness, in conjunction with the members of the Board, to serve the long-term interests of the Company and its shareholders; and (5) to the extent considered appropriate by the Board, whether a director candidate may be required to be a “financial expert” as defined in relevant SEC rules. These qualities would be considered as they relate to any candidate, whether suggested by management or by one or more of the Company’s shareholders. The Company does not have a specific policy which addresses how diversity should be considered in connection with the identification of director nominees. The Committee and the Board have always taken an approach that neither favors nor disfavors any particular color, race, creed, gender or other component of a nominee’s background such as skills and qualifications. The Board evaluates all candidates equally across all relevant factors and seeks members whose background, qualifications and skills will assist the Company in accomplishing its goals.

The Company’s corporate governance guidelines also contain stock ownership guidelines for the Company’s CEO and the outside members of the Board. Pursuant to these guidelines, the Company’s CEO is required to own a number of shares of the Company’s common stock equal in value to six times his annual base salary. Mr. Fernandez’s base salary for 2013 is $750,000. The Company’s outside Board members are required to own a number of shares of the Company’s common stock equal in value to three times their maximum annual cash compensation under the current Outside Director Compensation Program. For 2013, the maximum annual cash compensation is $40,000. The Company’s CEO and outside Board members have five years from the date that these guidelines were adopted, February 17, 2012, to achieve these goals. The Company’s CEO and a majority of its outside Board members already satisfy these requirements. The Company’s CEO and its outside Board members are not required to purchase shares in the open market to satisfy these guidelines. Rather, they are expected to retain shares received upon vesting of restricted stock unit grants or upon the vesting of stock options until the guidelines are satisfied. Once the guidelines are achieved, neither the CEO nor any outside Board member will be considered to be out of compliance with these guidelines due to fluctuations in the Company’s stock price.

Other Matters

During the fiscal year ended December 28, 2012, the Board held seven meetings, the Audit Committee held five meetings, the Compensation Committee held seven meetings, and the Nominating and Corporate Governance Committee held four meetings. During that period, no director attended fewer than 75% of the total number of all meetings of the Board and any committee on which he served. The Company’s independent directors regularly meet as a group in executive session outside of the presence of management.

The Company’s shareholders may communicate with its Board members via written correspondence mailed to the individual addresses found in the “Beneficial Ownership of Common Stock” table on page 43 of this Proxy Statement.

As is the case with all regularly scheduled meetings of the Board and its committees, all of the Company’s directors are expected to attend the annual meeting of shareholders in person. All of the Company’s directors attended the 2012 Annual Meeting of Shareholders, except for Mr. Graunke who had an unavoidable conflict.

The Company has adopted a Code of Conduct and Ethics that is applicable to all directors, officers and employees of the Company. It complies with the requirements of Section 406(c) of the Sarbanes-Oxley Act. More importantly, it reflects the Company’s policy of dealing with all persons, including its customers, employees, investors, regulators and vendors, with honesty and integrity. A copy of the Company’s Code of Conduct and Ethics can be found on the Company’s website at www.thehackettgroup.com/about/ir_governance.jsp. The Company intends to post amendments to or waivers from the Code of Conduct and Ethics that are applicable to the Company’s CEO, CFO or Controller on this website under the circumstances and within the period required under SEC rules.

COMPENSATION COMMITTEE REPORT

The Compensation Committee met with management to review and discuss the Compensation Discussion and Analysis below. Based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for its 2012 fiscal year, and the Board has approved that recommendation.

Respectfully submitted,

Compensation Committee

Edwin A. Huston, Chairman

Richard N. Hamlin

John R. Harris

Alan T.G. Wix

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

The Company’s objectives relating to compensation are to attract and retain highly qualified executives at salaries that are competitive with companies of similar or greater size within its industry and to align the financial interests of its executives with those of its shareholders. The Company achieves these objectives by linking a substantial portion of each executive’s compensation to the achievement of financial and operational objectives in the executive’s particular business unit or the Company as a whole. The Compensation Committee has adopted a compensation program for the Company’s executive officers that addresses both long-and short-term term business objectives. By contemplating both long-term and short-term business objectives, executive officers must focus on the future growth and current profitability of the Company. The long-term objectives require executive officers to increase the strength of the Company’s distinct value proposition through the building of proprietary intellectual property that is delivered in differentiated comprehensive service offerings and to attract and develop a deep and skilled employee base that will allow the Company to exploit current and future market opportunities. The short-term objectives require executive officers to maintain the Company’s competitive position in a deliberate, thoughtful way that minimizes expenses and maximizes revenue and profitability. This should lead to increased shareholder value. The Board and the Compensation Committee are focused on operating performance, earnings growth and share price appreciation. This results in a “pay for performance” philosophy which is reflected throughout the Company’s executive compensation programs.

The main goals of the Company’s executive compensation programs are as follows:

•	To focus executives on critical business issues;

•	To ensure that the executive team has clear goals and accountability with respect to the Company’s financial performance;

•	To attract and retain critical talent;

•	To maximize shareholder value; and

•	To provide significant incentive opportunities tied to the attainment of specific financial performance goals.

In order to attract, retain, and commit top executives to the fulfillment of superior performance results, the executive compensation programs are designed to provide superior pay opportunities in exchange for superior performance.

The Company believes that its compensation strategy supports its business strategies and provides for differentiated pay in direct concert with performance results. The Company continues to observe what it believes to be its comparative pay market, which is other strategic consulting and business advisory organizations of similar or greater size as well as other professional services firms.

The Elements of Executive Compensation at the Company

Overview

The Company’s executive compensation program applies to its three named executive officers, as well as senior leaders of the Company’s significant service lines or practices and its functional department leaders. This program commits the Company’s named executive officers to the fulfillment of exceptional operating results by providing significant incentive opportunities tied to the attainment of specific financial performance goals. The design of the program has been substantially consistent since it was created by the Compensation Committee in 2005 based on recommendations from Mercer, a human resources consulting firm which performs research and provides benchmarking of public companies of a similar size within the Company’s industry. The program is based on compensation models employed by publicly and privately held peers whose compensation structures primarily consist of cash compensation and retirement benefit-oriented plans, which also were considered in the design of the Company’s program. These companies include strategic consulting and business advisory firms against which the Company regularly competes for executive-level talent. The program contains base salaries and cash and equity incentive programs that the Company believes are market competitive for companies of similar size within its industry. Historically, the executive compensation program has consisted of two primary elements: (1) annual compensation, consisting of base salaries and employee benefits; and (2) incentive compensation, in the form of performance-based cash bonus awards and equity incentive grants issued in the form of restricted stock units. In addition, an update review of the program was completed in 2011 by John Bloedorn, an independent executive compensation consultant formerly of Mercer and the person who served as the lead consultant for the 2005 program review, to ensure it remained consistent with current trends, and certain adjustments were made to the program following the 2011 review.

Since 2005, cash and equity bonuses have been tied to the achievement of pro-forma diluted net earnings per share targets based on a Board-approved operating plan. Pro-forma diluted net earnings per share is defined as net income before taxes and income from discontinued operations and does not include restructuring costs or benefits, acquisition-related adjustments, non-cash stock compensation expense, stock appreciation rights expense or the amortization of intangible assets. Pro-forma diluted net earnings per share is based on weighted average common and common equivalent shares outstanding and also includes a normalized tax rate of 40%. In addition, the Compensation Committee retains the right not to include the impact of certain nonrecurring events from the pro-forma diluted net earnings per share calculation when, in the opinion of the Compensation Committee, their inclusion would not accurately reflect the operating performance of the Company. The Company believes that pro-forma diluted net earnings per share is the best measure of true operating performance and therefore the most appropriate metric for calculating incentive compensation.

On an annual basis, the Compensation Committee evaluates and establishes the target and threshold achievement levels for the Company’s incentive compensation program, which it refers to as “Commence,” “Goal” and “Superior.” If the Company’s performance falls short of the established goals for business growth, then the bonus compensation paid in connection with the program is reduced or no bonuses are paid. The Company believes the targets established for the executive team, including the named executive officers, are challenging. In the eight years that this program has been in effect, no bonuses were paid to its executive team for two of those years. The “Goal” target was achieved two times, and the “Superior” target was achieved twice. In two years, a prorated bonus was paid based on the achievement of an amount between the “Commence” target and the “Goal” target. Performance-based incentive awards earned are divided by the Company’s share price on the date of grant to calculate the number of restricted stock units to be issued. See “Executive Compensation Program Decisions for 2012” on page 16 of this Proxy Statement for more information about the incentive compensation program.

Following the 2011 update review of the Company’s compensation program, the Compensation Committee modified the program with respect to the Company’s CEO and COO to include a performance-based stock option grant. On February 8, 2012, the CEO and COO received a single option grant in lieu of one half of their existing restricted stock unit incentive opportunities for 2012 through 2015. Half of the grant vests upon the achievement of 50% growth of pro-forma diluted net earnings per share and the other half vests based on 50% growth of pro-forma earnings before interest, taxes, depreciation and amortization (“EBITDA”) growth, based on a trailing twelve month period. Pro-forma EBITDA is defined as income before taxes, interest, depreciation and amortization of intangible assets, and does not include income from discontinued operations, restructuring costs or benefits, acquisition-related adjustments or non-cash stock compensation expense. The base year for the pro-forma diluted net earnings per share and pro-forma EBITDA performance calculation is fiscal year 2011. The Compensation Committee chose to include the pro-forma EBITDA measurement component to ensure that a substantial portion of the performance criteria for these option awards would not benefit from accretion resulting from the modified Dutch auction tender offer that the Company completed on March 21, 2012. If the performance targets are not met on or before the sixth anniversary of the grant date, the grants will be forfeited.

Any portion of the grants that have vested by the sixth anniversary of the grant date, will expire on the tenth (10th) anniversary of the grant date. Upon death, disability or change of control, or in the event of a termination by the Company without cause or by the executive for good reason, these grants would vest on a pro-rata basis based on the percentage of the targets achieved through the date of such event. After 2015, it is expected that the CEO’s and COO’s compensation program will revert to the 2011 structure. See “Executive Compensation Program Decisions for 2012” on page 16 of this Proxy Statement for more information.

In addition, in 2012, one half of the “Goal” opportunity for the Company’s named executive officers was based on pro-forma diluted net earnings per share and one half was based on a pro-forma EBITDA target. The “Superior” target was based solely on the achievement of an enhanced pro-forma EBITDA target in addition to the pro-forma diluted net earnings per share target included in the “Goal” target. As with the option grant discussed above, the Compensation Committee chose to include the pro-forma EBITDA measurement component in the “Goal” and “Superior” targets on which cash bonuses and the remaining equity incentive opportunities were based to ensure that a substantial portion of the performance criteria for these awards would not benefit from accretion resulting from the Dutch tender offer that the Company completed on March 21, 2012.

On March 11, 2013, the performance-based stock option grants to the CEO and COO referred to above were voluntarily converted into stock appreciation rights (“SARs”) equal to the number of options granted to each of them in 2012. The terms and conditions applicable to the options, including, without limitation, the specific performance targets that must be achieved in order to vest, continue to govern the SARs, with the exception that the SARs will be settled in cash, Company stock or any combination thereof, at the Company’s discretion. The Company took this step, in order to reduce the overhang (which includes shares issued and outstanding under existing equity programs) burden for this one time high performance oriented grant. The Company believed that the short-term impact of the combination of the issuance of the performance-based grant, along with the Company’s Dutch tender offer repurchase of 11 million shares may result in an indication of total possible dilution (even though, if Proposal 2 is approved, the total shares available for issuance under the Company’s 1998 Stock Option and Incentive Plan would be reduced by 1,932,464 shares) without proper consideration of the favorable impact that would result from the achievement of the 50% improvement in pro-forma diluted net earnings per share or pro-forma EBITDA when considering Proposal 2 of this Proxy Statement. It is the intention of Mr. Fernandez and Mr. Dungan not to exercise any vested SARs until death, disability, termination of service or a change of control or until expiration, if sooner. Consistent with the reporting of the existing performance criteria, the compensation expense associated with the SAR grants will be excluded from the calculation of pro-forma earnings per share and pro-forma EBITDA.

Annual Compensation

Annual compensation consists of base salaries and employee benefits. These elements are intended to provide a degree of compensation certainty to the named executive officers by providing compensation that, unlike incentive compensation, is not variable based on the achievement of performance criteria.

Base Salaries

The salaries payable to the Company’s named executive officers are generally recommended to the Board by the Compensation Committee during the first quarter of each fiscal year. Each of the named executive officers is a party to an employment agreement that establishes a minimum salary level for the named executive officer. The Company believes that the base salaries which it currently pays are at market competitive levels for companies of similar size within its industry. See the “Summary Compensation Table” on page 20 of this Proxy Statement and the related footnotes for additional information about base salaries. Also refer to “Role of Consultants” on page 15 for additional information regarding the Compensation Committee’s use of external consultants in connection with its review of the Company’s pay practices.

Employee Benefits

The named executive officers, like the rest of the Company’s employees, receive certain employee benefits. For 2012, these benefits included health insurance, dental and vision coverage, prescription drug plans, life insurance, flexible spending accounts, short-term and long-term disability and a 401(k) plan. The Company covers approximately 60% of the cost of the health benefits for its North American based employees, including its named executive officers. In other geographies, the Company’s compensation and benefits packages vary by country and are based on market standards, local custom and legal requirements in the jurisdiction. The Company does not provide for any special retirement-related benefits, such as pensions or 401(k) contribution matches for its senior executives, nor does the Company provide any executive perquisites.

Incentive Compensation

Incentive compensation consists of annual cash incentive awards, equity incentive grants in the form of restricted stock units, and, in addition, for the Company’s CEO and COO, equity-related incentive grants in the form of SARs. Each participant in the Company’s executive compensation program has target cash and equity incentive opportunities expressed as a percentage of salary. The Compensation Committee targets an even balance between the cash and equity award opportunities included in the programs, weighting the equity component more heavily in the case of its CEO and COO. A key feature of the equity grants for the named executive officers is that shares issued are performance-based, meaning they are issued based on the achievement of the Company’s operating plan. All performance grants awarded under the Company’s executive compensation programs vest one third per year beginning on the first anniversary of the first day of the month in which the grant occurs. Performance grants issued to employees, other than the Company’s named executive officers, vest over a three or four year period, based on the recipient’s individual compensation program. All restricted stock unit grants, other than those issued upon hiring, are considered performance-based since they are based on the achievement of Company, practice or individual performance goals, or any combination thereof. As such, vesting is also contingent on continued employment over time. The Company regards this additional vesting period as a retention tool. More importantly, the Company believes that incentive compensation that is paid in the form of equity serves as a meaningful long-term incentive that is directly correlated to the increase in the price of the Company’s common stock. A heavier weighting on the equity component ties a greater portion of the Company’s executives’ ultimate compensation to their ability to deliver increased shareholder value.

In 2012, the CEO and COO also were awarded a performance-based stock option grant that would vest upon the achievement of growth targets for both pro-forma diluted net earnings per share and pro-forma EBITDA, as described above. These option grants have since been converted to SAR grants with the same terms as were applicable to the options, with the exception that the SARs will be settled in cash, Company stock, or any combination thereof, at the Company’s discretion. This component replaces half of the CEO’s and COO’s restricted stock bonus opportunity for 2012 through 2015 and places additional emphasis on earnings growth, which the Board believes is the greatest driver of stock price appreciation. For its CFO and other members of senior management, the Company maintains an even balance between cash and equity award opportunities in the design of their incentive compensation programs. The Company believes that the need to align shareholder value appreciation with performance incentives based on Company-wide metrics is not as important for persons below its CEO and COO given the limited scope of their responsibilities and their ability to impact overall Company results. Nonetheless, it believes that an evenly weighted cash to equity incentive opportunity for its other executives and senior management still provides adequate shareholder alignment benefits. An evenly balanced cash to equity incentive component also allows the Company to satisfy the retention objective referenced above, which is of significant value to the Company. Further, the Company believes that these programs are market competitive for senior management in these positions and are essential to retention efforts since the Company does not provide any special executive retirement-related benefits, such as pensions or 401(k) contribution matches.

Role of Consultants

As mentioned above, in fiscal year 2005 the Compensation Committee engaged an executive compensation consulting firm to assist in its evaluation of the then-existing executive compensation programs administered by the Company. The consulting firm, Mercer, was engaged directly by the Compensation Committee. The firm was instructed to meet with members of the Compensation Committee and senior management to obtain their respective views on various matters related to the compensation of the Company’s CEO and other named executive officers and to discuss the Company’s current and future business strategies. The consulting firm was instructed to make recommendations related to the executive compensation programs of the Company, including the cash and equity components of these programs, after comparing these programs to market data and practices for a group of peer companies. Based on these recommendations, the Compensation Committee implemented an equity incentive plan for its CEO and COO that provided significant incentive opportunities tied to the attainment of specific financial performance goals—annual pro-forma diluted net earnings per share targets—which are tied to an operating plan approved by the Board.

In 2011, the Compensation Committee engaged an independent executive compensation consultant who served as the lead consultant for the 2005 program review, to review the Company’s executive compensation programs and update the recommendations received by the Compensation Committee in 2005. Following that review, the Compensation Committee concluded that the programs remain competitive and appropriate given the Company’s scale and industry. It therefore chose to continue the programs in 2012, with the significant equity-related incentive feature for the CEO and COO described above and in greater detail below under “Executive Compensation Decisions for 2012”. With respect to both the 2005 and 2011 reviews, the consultant did not perform any services on behalf of management and did not have any potential business conflicts that would affect its role as an independent advisor.

Stockholder “Say on Pay” Vote

Beginning with the 2011 annual meeting of shareholders, the Company is required under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) to include a non-binding, advisory “Say on Pay” vote in its annual meeting proxy statement at least once every three years. In addition, at least once every six years, the Company is required to include a non-binding, advisory vote on the frequency of future “Say on Pay” votes in its annual meeting proxy statement, providing shareholders with a choice of every year, every two years or every three years for the frequency of future “Say on Pay” votes. The Company’s shareholders voted on the frequency of future “Say on Pay” votes at its 2011 annual meeting of shareholders, with the most votes cast in favor of an annual frequency. In light of those results, the Board determined that the Company’s policy will be to include a “Say on Pay” vote in its annual meeting proxy materials every year until the next required frequency vote is held. In the “Say on Pay” vote provided by the Company at its 2012 annual meeting of shareholders, its shareholders approved the compensation of the Company’s executives as disclosed in the Company’s proxy statement for the meeting, with approximately 95.5% of the votes cast in favor. The Compensation Committee considered the results of this vote in choosing to maintain the Company’s overall compensation philosophy and objectives and in setting the compensation of the Company’s named executive officers for fiscal year 2013. See “Proposal 3—Advisory Vote on Executive Compensation” on page 38 of this Proxy Statement for more information.

Executive Compensation Decisions for 2012

Base Salary

The Compensation Committee has determined that the base salaries of the Company’s named executive officers, Messrs. Fernandez, Dungan, and Ramirez, remain at market competitive levels for companies of similar size within the Company’s industry. Accordingly, the Compensation Committee decided to not increase the named executive officers’ base salaries in 2012, and their base salaries will remain unchanged for 2013 as well. Messrs. Fernandez, Dungan, and Ramirez’s base salaries are $750,000, $525,000 and $300,000, respectively. For information about the 2012 compensation of the Company’s named executive officers, see “Summary Compensation Table” on page 20.

Incentive Compensation

Each participant in the Company’s executive compensation program has target cash and equity incentive opportunities expressed as a percentage of salary. For 2012, variable compensation paid to Messrs. Fernandez and Dungan represented 60% and 54%, respectively, of total compensation, excluding unvested performance-based stock options. The payout levels are based on target achievements that, when taken in the aggregate, should result in a certain level of operating results for the Company as a whole that warrants bonus payouts at these levels. As the annual level of corporate performance (for 2012 measured in pro-forma diluted net earnings per share and pro-forma EBITDA) changes, so too will the number of potential restricted stock units that may be awarded in any given year. Each year, the Compensation Committee establishes three levels of performance achievement targets—“Commence,” “Goal” and “Superior.” Performance-based incentive awards earned are divided by the Company’s share price on the date of grant to calculate the equity incentive grant in the form of restricted stock units. If the Company’s performance falls short of the Board’s goals for the business, then the incentive compensation paid in connection with these programs is reduced or eliminated. Payouts are interpolated if results fall between performance levels.

At its meeting held on February 17, 2012, the Compensation Committee reviewed and approved base salaries and cash and equity incentive plan targets for the Company’s named executive officers, as well as for the Company’s other senior leaders. Consistent with prior years, the Compensation Committee specifically approved a program for its named executive officers that would pay annual cash and equity bonuses in connection with the achievement 2012 performance targets. However, as discussed above, in order to consider the impact of the Dutch tender offer that occurred in 2012, the Compensation Committee chose to include a pro-forma EBITDA target, as well as a pro-forma diluted net earnings per share in the 2012 program. In addition, the program for the Company’s CEO and COO for 2012 included a performance-based stock option grant, half of which vests based on pro-forma diluted net earnings per share growth of 50% and the other half of which vests based on pro-forma EBITDA growth of 50%, using fiscal year 2011 results as a baseline. These option grants have since been converted into SARs with the same performance criteria.

Also, in recognition of his efforts in connection with the Company’s Dutch tender offer and the closing of its $50 million credit facility, 100,000 stock options were issued to Mr. Ramirez. The terms and conditions of this option grant are similar to the option grants originally made to Messrs. Fernandez and Dungan described above.

SAR Awards

Since 2005, the compensation programs for the Company’s CEO and COO have included base salary and incentive compensation consisting of cash incentive awards and equity incentive grants in the form of restricted stock units. Cash and equity bonus opportunities were based on annual pro-forma diluted net earnings per share performance targets characterized as “Commence,” “Goal” or “Superior.” When evaluating the Company’s executive compensation programs for 2012, however, the Compensation Committee carefully considered the report delivered in 2011 by its compensation consultant. That report noted that many of the companies in the peer group included both a restricted stock and stock option component for their executive officers. The Compensation Committee concluded that the benefits of including a stock option grant with vesting tied to the achievement of certain growth targets would be twofold. First, the use of pro-forma EBITDA and pro-forma diluted net earnings per share growth targets would further enhance the Company’s CEO and COO’s focus on sustained increases in the Company’s profitability and cash flow from operations. Second, if the price of the Company’s common stock did not increase after the grant date, the stock options would have no value, further aligning the Company’s CEO and COO interests with the interests of its shareholders. As such, in 2012, the Company’s CEO and COO agreed to forgo half of each of their restricted stock bonus opportunity for 2012 through 2015, measured at “Goal,” in exchange for a single option grant issued to each individual, which would not vest until the financial targets described below are achieved. The number of options granted was calculated by taking the CEO’s and COO’s existing equity incentive opportunity at “Goal” multiplied by four (which reflects the fact that this grant replaces half of the restricted stock unit opportunity over a four year period), dividing that number by the fair market value of the Company’s common stock on the grant date, and then multiplying this number by three to reflect a restricted stock to option multiple consistent with the performance targets set, the volatility of the Company’s stock and with a previous exchange of stock options for RSUs completed by the Company. This formula resulted in stock option grants to the CEO and COO of 1,912,500 and 1,004,063, respectively, in 2012. The exercise price of these options was $4.00, which reflects the price of the stock at the date of grant. Fifty percent (50%) of these stock options vest in full upon the achievement of a pro-forma diluted net earnings per share growth target, and fifty percent (50%) of the options vest in full upon the achievement of a pro-forma EBITDA growth target. These targets cannot be reset during the performance period. As one target may be achieved without the other being achieved, the vesting associated with each target may occur independently of whether vesting associated with the other target occurs. If neither target is achieved by February 8, 2018, the stock option grants are forfeited in their entirety. Any portion of the option grants that are vested as of this date, will expire on February 8, 2022. In the event of a change of control, death, disability or termination of the grantee without cause, the grants will vest on a pro-rated basis based on achievement against both targets. As noted above, for 2012 through 2015, the equity performance bonus components of the programs for the Company’s CEO and COO will include only one half of their historical restricted stock bonus opportunity components.

In March of 2013 the performance-based stock option grants referred to above were voluntarily converted by the CEO and COO into SARs equal in number to the number of options granted to each of them in 2012, which will be settled in cash, Company stock or any combination thereof, at the Company’s discretion. The terms, conditions and performance targets provided for under the option grants continue to apply for the SARs. The Company took this step, in order to reduce the overhang (which includes shares issued and outstanding under existing equity programs) burden for this one time high performance oriented grant. The Company believed that the short term impact of the combination of the issuance of a performance-based stock option grant and the Company’s Dutch tender offer repurchase of 11 million shares would result in a misleading indication of potential dilution without proper consideration of the favorable impact that would result from the achievement of the 50% improvement in pro-forma diluted net earnings per share or pro-forma EBITDA when considering Proposal 2 of this Proxy Statement. Mr. Fernandez, the CEO, and Mr. Dungan, the COO, do not intend to exercise any vested SARs until death, disability, termination of service or change of control or until expiration, if sooner.

Pro-Forma EBITDA Metric

As mentioned above, at its meeting held on February 17, 2012, the Compensation Committee also concluded that a pro-forma EBITDA measurement component should be included in the “Goal” and “Superior” targets on which cash bonuses and the remaining equity incentive opportunities were based. The Committee considered the inclusion of this metric appropriate to ensure that a substantial portion of the performance criteria for those awards would not benefit from accretion resulting from the Dutch tender offer completed by the Company on March 21, 2012. As such, for 2012, half of the “Goal” opportunity for the Company’s named executive officers was based on a pro-forma diluted net earnings per share target and half was based on a pro-forma EBITDA target. The “Superior” target was based solely on the achievement of an enhanced pro-forma EBITDA target in addition to the pro-forma diluted net earnings per share target included in the “Goal” target.

2012 Performance Outcomes

In 2012, the Company continued to build on its strong operating performance from 2011, generating revenue and earnings of $234.1 million and $16.7 million, respectively. In 2012, the Company achieved revenue growth of 4% or $8.9 million, with corresponding pro-forma diluted net earnings per share growth of 22%, which resulted in pro-forma diluted net earnings per share of $0.40 for 2012. In accordance with the target levels set by the Compensation Committee, the Company’s 2012 performance resulted in 80% of the “Goal” level payout under the Company’s 2012 executive compensation plan.

Executive Compensation Program Decisions for 2013

At its meeting held on February 13, 2013, the Compensation Committee reviewed and approved 2013 base salaries and cash and equity incentive plan targets for the Company’s named executive officers, as well as for the Company’s other senior leaders. Consistent with prior years, the Compensation Committee specifically approved a program for its named executive officers that would pay annual cash and equity bonuses in connection with the achievement 2013 performance targets. The Compensation Committee chose to retain the pro-forma diluted net earnings per share target in the 2013 program. Consistent with 2012, the equity incentive opportunity for the Company’s CEO and COO was reduced by fifty percent (50%) from historical levels in recognition of the 2012 performance-based stock option grants. In March of 2013, the performance-based option grants referred to above were voluntarily converted by the Company’s CEO and COO into SARs equal in number to the number of options granted to each of them in 2012. The terms, conditions and performance criteria of the SARs are the same as the performance stock options described above, with the exception that the SARs will be settled in cash, Company stock or any combination thereof, at the Company’s discretion.

Timing of Equity Incentive Plan Awards and Discretionary Equity Awards

The Company does not have a program, plan or practice to time equity awards, including option grants, to its named executive officers or directors in coordination with the release of material non-public information. The Company consistently presents to its Compensation Committee for approval all year-end cash and equity bonus awards based on the previous year’s results at the first Compensation Committee meeting of the year. However, the timing of this approval could be changed due to extraordinary circumstances.

Tax and Accounting Considerations and Compensation Deductibility Policy

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1 million paid for any fiscal year to the corporation’s chief executive officer and up to three other executive officers (other than the chief financial officer) whose compensation must be included in this proxy statement because they are our most highly compensated executive officers. Section 162(m) exempts qualifying performance-based compensation from the deduction limit, however, if certain requirements are met. It is the Compensation Committee’s intent that awards to executive officers under the Company’s annual performance-based bonus program and equity awards program qualify for this exemption. However, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) does in fact do so. The Compensation Committee believes that tax deductibility is an important consideration in determining compensation for the Company’s named executive officers, but it retains the flexibility to pay compensation to senior executives based on other considerations, even if certain amounts that may be payable in excess of $1 million may not be deductible under Section 162(m).

In order to maintain qualification under Section 162(m), the Company must seek shareholder approval of the performance measures applicable under its Plan every five years. The Company is seeking approval of the performance measures under the 1998 Stock Option and Incentive Plan this year under Proposal 2. No changes have been made to those performance measures since they were last approved by its shareholders.

Compensation Recovery

Under the Sarbanes-Oxley Act, in the event of misconduct that results in a financial restatement that would have reduced a previously paid incentive amount, the Company can recoup those improper payments from the CEO and CFO. In addition, it intends to implement a claw-back policy in accordance with the requirements of the Dodd-Frank Act and the related regulations when those regulations are issued pursuant to that Act.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Cash Bonus ($)(1)	Equity (Restricted Stock) Incentive Compensation Awards ($)(2)	Performance Based Stock Option Awards ($)(3)	Total ($)
Ted A. Fernandez (Chairman, Chief Executive Officer)	2012 2011 2010	750,000 750,000 750,000	602,873 1,059,300 2,091,625	512,645 1,275,000 1,440,000	914,674 — —	2,780,192 3,084,300 4,281,625

David N. Dungan (Vice Chairman, Chief Operating Officer)	2012 2011 2010	525,000 525,000 525,000	337,609 420,000 1,157,390	269,139 669,375 1,080,767	480,204 — —	1,611,952 1,614,375 2,763,157

Robert A. Ramirez (Executive Vice President Finance and Chief Financial Officer)	2012 2011 2010	300,000 300,000 300,000	120,575 150,000 247,950	120,622 150,000 247,950	47,826 — —	589,023 600,000 795,900

(1)	See “Compensation Discussion and Analysis” on page 12 of this Proxy Statement for a discussion of how the cash (non-equity) incentive amounts are determined. Also see the “Grants of Plan-Based Awards” table on page 21 of this Proxy Statement for additional detail on cash and equity incentive compensation earned based on fiscal 2012 performance.
(2)	Amounts shown in this column are based on the aggregate grant date fair value, computed in accordance FASB ASC Topic 718, of grants of performance-based restricted stock units to the named executive officers in the applicable fiscal year.
(3)	As the vesting of these stock options were subject to performance conditions, the amounts shown in this column represents the grant date fair value of each award based on the probable outcome of such conditions. This amount is consistent with the estimate of the aggregate compensation cost for each award to be recognized over the service period determined as of the grant date in accordance FASB ASC Topic 718, excluding the effect of estimated forfeitures. The value of each award at the grant date assuming that the highest level of performance conditions will be achieved for Messrs. Fernandez, Dungan and Ramirez is $2,504,897, $1,315,072 and $130,975, respectively. In March 2013, the performance-based options for Mr. Fernandez and Mr. Dungan were replaced with SARs equal in number to the number of options granted to each of them in 2012, which will be settled in cash, Company stock or any combination thereof, at the Company’s discretion. Half of the grant vests upon the achievement of 50% growth of pro-forma diluted net earnings per share and the other half vests based on 50% growth of pro-forma EBITDA growth based on a trailing twelve month period. As of December 28, 2012 and as of the Record Date, none of the performance conditions associated with these awards have been achieved, and, as such, none of these awards have been earned or vested.

GRANTS OF PLAN-BASED AWARDS

FOR FISCAL YEAR 2012

The following table sets forth information on the cash and equity grant awards issued to the named executive officers under the Company’s executive compensation plan for fiscal 2012.

Name	Grant Date	Cash (Non-Equity) Incentive Compensation Awards ($)	Equity (Restricted Stock Unit) Incentive Compensation (#)(1)	Grant Date Fair Value of Stock Awards ($)
Ted A. Fernandez	February 13, 2013	602,873	115,721	512,645
David N. Dungan	February 13, 2013	337,609	60,754	269,139
Robert A. Ramirez	February 13, 2013	120,575	27,229	120,622

(1)	See “Compensation Discussion and Analysis” on page 12 of this Proxy Statement for a discussion of the performance criteria and how awards are determined. One third of each equity grant vests annually beginning with the first anniversary of the grant date.
(2)	Does not include 1,912,500 and 1,004,063 performance-based stock options granted to Messrs. Fernandez and Dungan, respectively, on February 8, 2012. These options have been voluntarily converted into SARs with the same terms and conditions as the options. See “Executive Compensation Decisions for 2013” on page 19 of this Proxy Statement.

Equity Compensation Plan Information

The Company maintains The Hackett Group, Inc. 1998 Stock Option and Incentive Plan and The Hackett Group, Inc. Employee Stock Purchase Plan.

The table below sets forth the following information as of December 28, 2012 for (1) all compensation plans previously approved by the Company’s shareholders and (2) all compensation plans not previously approved by the Company’s shareholders:

•	The number of securities to be issued upon the exercise of outstanding options, warrants, rights and restrict stock units and the vesting of unvested restricted stock units;

•	The weighted-average exercise price of such outstanding options, warrants and rights; and

•

The number of securities remaining available for future issuance under the plans, other than securities to be issued upon the exercise of such outstanding options, warrants and rights and the vesting of restricted stock units.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Unvested Restricted Stock Units, Warrants and Rights (#)		Weighted-Average Exercise Price of Outstanding Options and Unvested Restricted Stock Units, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column 1) (#)(3)
Restricted stock units issued under equity compensation plans approved by shareholders(1)(2)	2,547,831		—	1,883,863
Stock options issued under equity compensation plans approved by shareholders(1)	3,898,864		4.34	214,768
Equity compensation plans not approved by shareholders	—		—	—

Total	6,446,695	(4)		2,098,631	(3)

(1)	The equity compensation plans approved by the Company’s shareholders are the Company’s 1998 Stock Option and Incentive Plan (the “Plan”) and the Company’s Employee Stock Purchase Plan. The Plan authorizes the issuance of compensation equity awards in the form of restricted stock, restricted stock units, stock options and SARs. Since fiscal year 2005, the Company’s primary equity compensation plan component has been restricted stock units. As such, the Company believes it is important to highlight in this table statistical information related to the restricted stock units issued, outstanding, unvested and available for issuance under the Plan.
(2)	As of the Record Date, the number of shares available for issuance pursuant to awards of restricted stock or restricted stock units was 769,763.
(3)	This amount does not include 353,311 shares available for issuance under the Company’s Employee Stock Purchase Plan.
(4)	Includes 1,912,500 performance-based stock options and 1,004,063 performance-based stock options granted to Messrs. Fernandez and Dungan, respectively, on February 8, 2012. Prior to the Record Date these options were converted into SARs with the same terms and conditions. See “Executive Compensation Decisions for 2013” on page 19 of this Proxy Statement. As of the Record Date, the number of issued and unvested restricted stock units was 3,000,058 and the number of outstanding stock options, both vested and unvested was 950,931. These stock options had an average weighted exercise price of $5.43 and an average remaining term of 2.09 years.

Historical Share Grant and Delivery/Vesting Table

The table below is provided by the Company to highlight the timing of both the issuance and delivery of performance-based and non-performance based restricted stock units and stock options issued pursuant to the Company’s 1998 Stock Option Incentive Plan. Generally, all restricted stock units issued to the Company’s employees have time-vesting requirements. Performance-based issuances are granted upon the achievement of annual Company, practice or individual performance goals, or a combination thereof, and are delivered after the satisfaction of additional time-vesting requirements. The Company believes this additional disclosure is important to evaluate the dilutive impact of its equity compensation programs. The Company believes that its issuances are within the allowable three year average burn rate level provided by Institutional Shareholder Services for companies in its industry.

	Shares Granted (#)			Shares Delivered/Vested (#)(1)
	2010	2011	2012	2010	2011	2012
Performance-based restricted stock units(2)	805,396	1,842,222	1,293,124	871,189	979,245	1,682,513	(4)
Non-performance related restricted stock units(3)	28,000	54,000	113,953	35,285	17,760	5,000
Stock options(5)	—	—	—	—	—	—

Total	833,396	1,896,222	1,407,077	906,474	997,005	1,687,513

Average weighted shares outstanding				40,348,749	39,895,422	31,703,544

(1)	Excludes 569,740 restricted shares of common stock subject to vesting requirements issued in connection with acquisitions that do not reduce the number of shares available under the Plan.
(2)	Units issued upon achievement of Company, practice or individual performance goals, or a combination thereof, with vesting and delivery subject to time vesting.
(3)	Units issued upon hiring subject to vesting requirements.
(4)	Includes 399,591 performance-based restricted stock units for which vesting and payment was advanced fifty-seven days into 2012. Correspondingly, the 2013 shares delivered/vested amount will not include these RSUs.
(5)	Excludes 3,196,563 performance-based stock options granted in 2012, of which 2,916,563 were converted to SARs.

Narrative Disclosure to Summary Compensation Table and Plan-Based Awards Table

Mr. Fernandez

Mr. Fernandez entered into an employment agreement with the Company effective as of June 2, 1998, as amended on November 10, 2004 and as further amended on June 10, 2005. It was further amended as of December 30, 2008 to comply with Section 409A of the Internal Revenue Code. The agreement provided for a three-year term (with an automatic renewal for one additional year on each subsequent anniversary thereafter unless either party gives contrary notice) and currently provides for an annual salary and bonus to be determined and paid pursuant to a bonus plan to be adopted by the Board for each fiscal year. The agreement also contains certain confidentiality, non-competition and non-solicitation provisions. Mr. Fernandez’s employment agreement also includes the following provisions: (1) upon a change of control, regardless of termination, Mr. Fernandez will receive two hundred percent of his annual salary and bonus paid in lump sum and full vesting of all issued and outstanding equity grants, including restricted stock units, stock options and SARs and no further payments would be due upon termination; (2) upon termination by the Company without cause, or upon termination by Mr. Fernandez for “good reason,” Mr. Fernandez will receive one year’s annual salary and bonus paid in lump sum and full vesting of all issued and outstanding equity grants, including restricted stock units, stock options and SARs; (3) upon termination for disability, Mr. Fernandez will receive one year’s annual salary and bonus paid in lump sum and full vesting of all issued and outstanding equity grants, including restricted stock units, stock options and SARs; and (4) upon termination due to death, Mr. Fernandez will receive full vesting of all issued and outstanding equity grants, including restricted stock units, stock options and SARs.

Mr. Dungan

Mr. Dungan entered into an employment agreement with the Company effective as of December 26, 2001, as amended on November 10, 2004 and on March 24, 2006. It was further amended as of December 30, 2008 to comply with Section 409A of the Internal Revenue Code. Mr. Dungan’s agreement provided for a three-year term (with an automatic renewal for one additional year on the first and each subsequent anniversary thereafter unless either party gives contrary notice) and currently provides for an annual salary and bonus to be determined and paid pursuant to a bonus plan to be adopted by the Board for each fiscal year. The agreement contains certain confidentiality, non-competition and non-solicitation provisions. The agreement also includes the following provisions: (1) upon a change of control, regardless of termination, Mr. Dungan will receive two hundred percent of his annual salary and bonus paid in lump sum and full vesting of all issued and outstanding equity grants, including restricted stock units, stock options and SARs and no further payments would be due upon termination; (2) upon termination by the Company without cause, or upon termination by Mr. Dungan for “good reason,” Mr. Dungan will receive one year’s annual salary and bonus paid in lump sum and full vesting of all issued and outstanding equity grants, including restricted stock units, stock options and SARs; (3) upon termination for disability, Mr. Dungan will receive one year’s annual salary and bonus paid in lump sum and full vesting of any issued and outstanding equity grants, including restricted stock units, stock options and SARs; and (4) upon termination due to death, Mr. Dungan will receive full vesting of all issued and outstanding equity grants, including restricted stock units, stock options and SARs.

Mr. Ramirez

Mr. Ramirez entered into an employment agreement with the Company effective as of August 1, 2007. Mr. Ramirez’s employment agreement provided for a three-year term (with an automatic renewal for one additional year thereafter on each subsequent anniversary unless either party gives contrary notice) and currently provides for an annual salary and bonus pursuant to a bonus plan to be adopted by the Board for each fiscal year. In the event Mr. Ramirez is terminated by the Company without cause, or Mr. Ramirez terminates his employment with “good reason,” Mr. Ramirez will be entitled to a severance payment at the rate of his annual salary and benefits for a six-month period from the date of termination. In the event Mr. Ramirez finds new employment after termination, the Company may eliminate or reduce such severance payments and benefits. In addition, the Company’s employment agreement with Mr. Ramirez contains provisions regarding confidentiality, proprietary information and work product, non-competition and non-solicitation. If Mr. Ramirez’s employment is terminated by the Company without cause or by Mr. Ramirez with “good reason,” in either case in anticipation of, in connection with or within one year after a “change of control” (as defined), his salary will be continued for one year, his benefits will be continued for one year (subject to cessation if Mr. Ramirez is entitled to similar benefits from a new employer) and restricted stock, restricted stock units and stock options then held by him will become fully vested.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

(Does not include equity awards granted after fiscal year-end. See the “Grants of Plan-Based Awards” table on page 21 of this Proxy Statement and “Executive Compensation Decisions for 2013” on page 19 of this Proxy Statement for information on post-year-end 2012 payments and grants.)

	Outstanding Option Awards					Outstanding Restricted Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares of Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(5)
Ted A. Fernandez	300,000	—	6.25	February 4, 2014		351,281	(1)	1,405,124
	—	1,912,500	4.00	February 8, 2022	(4)
David N. Dungan	150,000	—	6.25	February 4, 2014		214,494	(2)	857,976
	—	1,004,063	4.00	February 8, 2022	(4)
Robert A. Ramirez	—	100,000	4.00	February 8, 2022		91,704	(3)	366,816

(1)	Represents 351,281 performance-based restricted stock units granted in 2011 and 2012 for 2010 and 2011 fiscal year performance. Excludes 115,721 restricted stock units granted on February 13, 2013 for 2012 fiscal year performance, one third of which vest annually on the anniversary of the date of grant. 38,574 of these stock units will vest in 2013. See “Executive Compensation Decisions for 2013” on page 19 of this Proxy Statement.

(2)	Represents 214,494 performance-based restricted stock units granted in 2011 and 2012 for 2010 and 2011 fiscal year performance. Excludes 60,754 restricted stock units granted on February 13, 2013 for 2012 fiscal year performance, one third of which vest annually on the anniversary of the date of grant. 20,251 of these stock units will vest in 2013. See “Executive Compensation Decisions for 2013” on page 19 of this Proxy Statement.
(3)	Represents 84,378 performance-based restricted stock units granted in 2011 and 2012 for 2010 and 2011 fiscal year performance. Also includes 7,326 restricted stock units granted in 2010 at the discretion of the Compensation Committee. Excludes 27,229 restricted stock units granted on February 13, 2013 for 2012 fiscal year performance, one third of which vest annually on the anniversary of the date of grant. 9,076 of these stock units will vest in 2013. See “Executive Compensation Decisions for 2013” on page 19 of this Proxy Statement.
(4)	Prior to the Record Date, these options were voluntarily converted into SARs with the same terms and conditions as the options. See “Executive Compensation Decisions for 2013” on page 19 of this Proxy Statement. Any portion of the SAR that is not vested by February 8, 2018 will be forfeited. Any portion of the SARs vested as of this date will expire on February 8, 2022.
(5)	The market value was determined using the closing price of a share of stock at the end of fiscal 2012.

OPTION EXERCISES AND STOCK VESTED

(During fiscal year-ended December 28, 2012)

	Option Awards		Outstanding Restricted Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Ted A. Fernandez	—	—	508,975	2,021,284
David N. Dungan	—	—	335,138	1,322,567
Robert A. Ramirez	—	—	46,729	196,740

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The tables below quantify (in U.S. Dollars) the potential payments upon termination or a change in control of the Company for each of the named executive officers actively employed by the Company at the end of fiscal 2012. All amounts are calculated assuming (i) a fiscal year-end 2012 termination date of December 28, 2012 and (ii) the price per share of the Company’ securities was the closing market price as of that date. The agreements are summarized in the Company’s Compensation Discussion & Analysis on pages 23-24.

Mr. Fernandez’s Benefits and Payments Upon Termination	Death ($)	Disability ($)	By the Company for Cause ($)	By the Executive for Good Reason ($)	Change in Control ($)
Compensation:
Base Salary	—	750,000	—	750,000	1,500,000
Annual Bonus	—	—	—	602,873	1,205,746
Stock Options and Restricted Stock Units (unvested and accelerated)(1)	1,868,008	1,868,008	—	1,868,008	1,868,008

Benefits and Perquisites:
Health Insurance Premiums	17,187	17,187	—	17,187	17,187
Life, Accidental Death and Disability Premiums	1,118	1,118	—	1,118	1,118
Life Insurance Premium	14,456	14,456	—	14,456	14,456
Gross-up Payment	—	—	—	—	—

Total	1,900,769	2,650,769	—	3,253,642	4,606,515

Mr. Dungan’s Benefits and Payments Upon Termination	Death ($)	Disability ($)	By the Company for Cause ($)	By the Executive for Good Reason ($)	Change in Control ($)
Compensation:
Base Salary	—	525,000	—	525,000	1,050,000
Annual Bonus	—	—	—	337,609	675,218
Stock Options and Restricted Stock Units (unvested and accelerated)(1)	1,100,992	1,100,992	—	1,100,992	1,100,992

Benefits and Perquisites:
Health Insurance Premiums	11,942	11,942	—	11,942	11,942
Life, Accidental Death and Disability Premiums	—	—	—	—	—
Life Insurance Premium	5,606	5,606	—	5,606	5,606
Gross-up Payment	—	—	—	—	—

Total	1,118,540	1,643,540	—	1,981,149	2,843,758

Mr. Ramirez’s Benefits and Payments Upon Termination	Death ($)	Disability ($)	By the Company for Cause ($)	By the Executive for Good Reason ($)	Change in Control ($)
Compensation:
Base Salary	—	—	—	150,000	300,000
Annual Bonus	—	—	—	—	—
Stock Options and Restricted Stock Units (unvested and accelerated)(1)	475,732	475,732	—	475,732	475,732

Benefits and Perquisites:
Health Insurance Premiums	17,187	17,187	—	17,187	17,187
Life, Accidental Death and Disability Premiums	2,923	2,923	—	2,923	2,923
Life Insurance Premium	5,251	5,251	—	5,251	5,251
Gross-up Payment	—	—	—	—	—

Total	501,093	501,093	—	651,093	801,093

(1)	Does not include any value ascribed to issued but unearned and unvested performance-based stock options, that have since been replaced with SARs, which would vest on a pro-rata basis based on achievements against pro-forma diluted net earnings per share and pro-forma EBITDA targets upon death, disability, termination without cause or for good reason or upon a change of control. See “Executive Compensation Program Decisions for 2013” on page 19 of this Proxy Statement for more information.

In certain cases the tax laws deny an income tax deduction to a company for payments that are contingent upon a change in control. Benefits under the contracts will be delayed or modified if such delays or modifications are necessary to comply with the rules governing deferred compensation plans under Section 409A of the Internal Revenue Code.

DIRECTOR COMPENSATION

(For the fiscal year ended December 28, 2012)

Director Compensation for 2012.

Directors who are officers or employees of the Company or any subsidiary of the Company receive no additional compensation for serving on the Board or any of its committees. Each outside director receives an annual $15,000 cash retainer. Outside directors also receives a cash fee of $4,000 for each regularly scheduled Board meeting attended in person and a cash fee of $1,500 for each regularly scheduled Board meeting attended by telephone. Committee members also receive a cash fee of $1,000 for each regularly scheduled committee meeting attended. Both Board and committee members also receive a cash fee of $750 for each special meeting attended whether in person or otherwise. All directors are reimbursed for travel expenses incurred in connection with attending Board and committee meetings.

The Company’s outside directors also receive an annual restricted stock unit grant equal in value to $60,000 on the date of grant. All restricted stock units granted under this program vest in three equal annual installments beginning on the first anniversary of the grant and will also vest upon termination of service. The Board reserves the right to make additional stock option or restricted stock unit grants to directors who are not officers of the Company on a discretionary basis during any fiscal year. Upon reaching ten years of service on the Board, outside directors members receive a restricted stock unit grant equal in number of units to his or her annual service grant for that year. Beginning with grants that occurred in 2012, each of the Company’s outside directors is allowed to elect to defer the receipt of their shares upon vesting for three years, five years or until death, disability or termination of service on the Board.

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Awards ($)(1)	Stock Option Awards ($)(1)	Total ($)
Terence M. Graunke	27,500	60,000	—	87,500
Richard N. Hamlin	42,250	60,000	—	102,250
John R. Harris	42,250	60,000	—	102,250
Edwin A. Huston	40,000	60,000	—	100,000
Alan T.G. Wix	42,250	60,000	—	102,250

(1)	Amounts shown in these columns are based on the aggregate grant date fair value as computed in accordance with FASB ASC Topic 718 for restricted stock unit and stock option awards during fiscal 2012. The aggregate number of stock awards and the aggregate number of option awards outstanding at fiscal year-end appears in the following “Outstanding Director Equity Awards at 2012 Fiscal Year-End” table.

Director Compensation for 2013.

For 2013, the Company’s outside director compensation program will remain unchanged.

OUTSTANDING DIRECTOR EQUITY AWARDS

AT 2012 FISCAL YEAR-END

Name	Restricted Stock Awards (vested/unvested) (#)(3)	Stock Option Awards (exercisable/ unexercisable) (#)(3)
Terence M. Graunke	— /30,042(1)	—
Richard N. Hamlin	— /30,892(1)(2)	35,000 /—
John R. Harris	— /30,159(1)	—
Edwin A. Huston	— /30,525(1)	30,000 /—
Alan T.G. Wix	— /30,525(1)	22,500 /—

(1)	Does not include 13,544 restricted stock units granted on February 13, 2013 in connection with the Company’s Outside Director Compensation Plan, one third of which vest annually on the each of the first three anniversaries of the date of grant.
(2)	Does not include 13,544 restricted stock units granted on February 13, 2013, in connection with Mr. Hamlin’s ten year service award, one third of which vest annually on the each of the first three anniversaries of the date of grant.
(3)	Outside Board members are subject to stock ownership guidelines. See “Nominating and Corporate Governance Committee,” found on page 8 of this Proxy.

Compensation Committee Interlocks

The Compensation Committee consists of Messrs. Huston (Chairman), Hamlin, Harris and Wix. No current or former member of the Compensation Committee is, or has ever been, an officer or employee of the Company. None of the Company’s directors and none of their family members are employed as an executive of another company where any of the Company’s executives serve on the compensation committee of which the director is an executive.

PROPOSAL 2

TO APPROVE AN AMENDMENT TO THE COMPANY’S 1998 STOCK OPTION AND INCENTIVE PLAN TO (I) INCREASE THE SUBLIMIT FOR ISSUANCES OF RESTRICTED STOCK AND RESTRICTED STOCK UNIT BY 1,230,237 SHARES AND (II) REDUCE THE TOTAL NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN BY 1,932,464 SHARES, WHICH WOULD RESULT IN TOTAL SHARES AVAILABLE FOR ISSUANCE OF 2,000,000 SHARES AND TOTAL SHARES AVAILABLE UNDER THE SUBLIMIT FOR ISSUANCES OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS OF 2,000,000 SHARES AS WELL AS TO RE-APPROVE THE PERFORMANCE CRITERIA UNDER THE PLAN TO MAINTAIN DEDUCTIBILITY FOR PURPOSES OF CODE SECTION 162(M)

The table below reflects the impact of Proposal 2 as of the Record Date, assuming approval by the Company’s shareholders.

	Assuming Proposal 2 Is Approved
Plan Category	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (#)	RSU Sublimit Increase (#)		Reduction In Total Available Shares (#)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (#)
Restricted stock units issued under equity compensation plans approved by shareholders	769,763	1,230,237		—	2,000,000

Stock options issued under equity compensation plans approved by shareholders	3,162,701	(1,230,237	)(1)	(1,932,464)	—

Equity compensation plans not approved by shareholders	—	—		—	—

Total	3,932,464				2,000,000

(1)	Since the approval of Proposal 2 would result in a sublimit amount that equals the total shares available for issuance, all available shares are reflected as shares available for restricted stock unit issuances.

Increase in Restricted Stock and Restricted Stock Unit Issuance Sublimit. The Board of Directors believes that the continued growth and success of the Company depends, in large part, upon its ability to attract, retain and motivate key employees. In order to accomplish these goals, the Company must maintain compensation programs that include an appropriate balance of short-term and long-term incentives. The Company’s primary competitors in the strategic consulting and executive advisory sector have compensation programs that are focused on cash compensation and are further supported with meaningful retirement benefits. The Company does not provide any retirement benefits to its executives. The Company’s programs provide for a combination of cash and equity compensation that allows it to compete for high impact talent. Total compensation is provided via a base salary and a performance-based opportunity for a cash bonus and an equity award, which are both defined as a percentage of salary. A key element of that compensation strategy is the equity component of the Company’s compensation plan. This component allows the Company to distribute to participants restricted stock units in lieu of the cash compensation awards that they would receive from most of its competitors. The Board believes that this equity award component of compensation, when funded with restricted stock units under the Company’s 1998 Stock Option and Incentive Plan (the “Plan”), accomplishes several key objectives. By issuing restricted stock units based on performance, the Company is able to provide its best associates measurable competitive incentive compensation for current year performance, in lieu of or in addition to cash. This also allows key employees to participate in shareholder value creation and acts as a significant retention tool since the awards vest over a three-year period. Additionally, the issuance of restricted stock is essential to the compensation and retention program of senior executives since the Company does not provide any retirement (pension or 401k match) benefits to its senior executives.

As of the Record Date for the 2013 Annual Meeting, 769,763 shares were available for issuance pursuant to awards of restricted stock or restricted stock units. This amount may be inadequate to fund the Company’s compensation programs as designed for 2013. If this amendment to the Plan is not approved by its shareholders, the Company will have to create an alternative to this equity component in order to provide compensation programs that are considered competitive. The most likely alternatives would be awards settled in cash which vest over time or the granting of stock options.

Impact of Plan Amendment. If the Plan amendment is approved by the Company’s shareholders, total shares available for issuance under the Plan and the sublimit for restricted stock and restricted stock unit issuances will be 2,000,000 shares.

Reduction in Total Number of Shares Available For Issuance Under the Plan. On March 11, 2013, 1,912,500 and 1,004,063 performance-based stock options granted to Messrs. Fernandez and Dungan, respectively, on February 8, 2012 were voluntarily converted by Messrs. Fernandez and Dungan into SARs with the same terms and conditions, with the exception that the SARs will be settled in cash, Company stock or any combination thereof, at the Company’s discretion. The shares underlying the converted options were placed back into the pool of shares available for issuance under the Plan. However, the Company believes it is appropriate and consistent with its request that shareholders approve the increase in the sublimit for restricted stock and restricted stock units issuances that 1,932,464 of the shares underlying the converted options be retired. If the amendment is approved, the total shares available for issuance under the Plan and the number of shares available under the sublimit for restricted stock and restricted stock unit issuances under the Plan would both equal 2,000,000.

Aspects of Equity Compensation at The Hackett Group. The Company’s equity incentive plan for its named executive officers provides significant incentive opportunities tied to the attainment of specific financial performance goals—currently annual pro-forma diluted net earnings per share targets—which are tied to an operating plan approved by the Board of Directors. Similar equity incentive plans exist for the senior service line and practice leaders of the Company with significant responsibilities. The targets for these leaders are tied to the performance of the individual service line and practices they manage. Each participant in these programs has target equity incentive opportunities expressed as a percentage of salary. The payout levels are based on target achievement that, when taken in the aggregate, should result in a certain level of operating results for the Company as a whole that warrants equity bonus payouts at these levels. As the annual level of corporate performance (measured in pro-forma diluted net earnings per share) changes, so too will the number of potential restricted stock units that may be awarded in any given year. There are three levels of performance achievement—“Commence,” “Goal” and “Superior.” Performance-based incentive awards earned (calculated in U.S. Dollars) are divided by the Company’s share price on the date of grant to calculate the equity incentive grant in the form of restricted stock units. Therefore, as the share price increases, the number of restricted stock units issued decreases and vice versa. If Company performance falls short of the Board of Directors’ goals for the business, then the bonus compensation paid in connection with these programs is reduced or eliminated.

Restricted stock unit awards are performance-based and issued based on target pro-forma diluted net earnings per share and underlying practice plans which, if achieved, the Board of Directors believes should result in share price appreciation consistent with the compensation opportunity, subject to market conditions. The restricted stock unit awards are in lieu of cash compensation that would not align the interest of the Company’s key associates with shareholders’ interests. By issuing restricted stock units in lieu of cash, key associates have strong incentives to increase shareholder value. The restricted stock units vest over three or four years. This is one of the Company’s most important retention tools.

The grant of restricted stock units is also a vital component of the Company’s equity incentive plan applicable to its senior leaders who are not named executive officers. This is of special importance when you consider that senior executives receive no retirement (pension or 401k match) benefits.

The foregoing is a broad summary of the 2013 long-term equity incentive program. The Board retains the right to modify the program in the future. Please refer to the “Compensation Discussion and Analysis” on page 10 of this Proxy Statement for more details on the Company’s executive compensation program and other significant compensation programs.

As discussed in greater detail below, the Plan currently authorizes the issuance of up to 20,000,000 shares of common stock pursuant to an award, provided that no more than 13,000,000 shares of common stock can be issued in connection with the issuance of restricted stock or restricted stock units. In order to implement the programs approved by the Compensation Committee, the Company and its Board of Directors are seeking shareholder approval to raise the sublimit with respect to awards of restricted stock and restricted stock units under the Plan from 13,000,000 shares to 14,230,237 shares. The amendment does not increase the total number of shares reserved for issuance under the Plan. On the contrary, the amendment reduces the total number of shares available under the Plan by 1,932,464.

At the Annual Meeting, the shareholders of the Company will be asked to vote to approve the above amendment to the Plan. Unless otherwise instructed on the proxy, properly executed proxies will be voted in favor of Proposal 2 to approve the amendment to the Plan. The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal is required to approve the amendment to the Plan.

Material Features of the Plan

The following description of the material terms of the Plan, as amended, is intended to be a summary only. This summary is qualified in its entirety by the complete text of the Plan. Except for the increase in the sublimit for awards of restricted stock and restricted stock units and the reduction in the total number of shares available for issuance under the Plan, the proposed amendments for which stockholder approval is sought make no material changes in the Plan as previously in effect. The Board has restated the Plan in connection with these amendments to affect changes in accounting rules and other housekeeping changes. The amended and restated Plan is attached hereto as Annex A.

Purpose. The purpose of the Plan is to advance the interests of the Company by providing eligible individuals an opportunity to acquire or increase a proprietary interest in the Company, which thereby will create a stronger incentive to expend maximum effort for the growth and success of the Company and will encourage such eligible individuals to remain employed by the Company. The Board of Directors believes that the opportunity to acquire an equity interest in the Company, especially through restricted stock and restricted stock units, will attract and encourage the continued employment and service of officers and other key employees by facilitating their acquisition of an equity interest in the Company. Further, approval of the Plan to increase the aggregate number of shares available for the issuance of restricted stock or restricted stock units will afford the Company the ability to sustain existing performance-based compensation plans and the additional flexibility in making awards deemed necessary to support the goals of the Company in the future.

Eligible Individuals. The Plan provides for grants to officers, directors, employees, consultants and other service providers of the Company and its subsidiaries. Approximately 50 individuals are eligible to receive awards under the Plan from time to time. This number varies from year to year.

Shares Available for Issuance; Award Restrictions. The Plan currently authorizes the issuance of up to 20,000,000 shares of common stock, plus any shares of common stock awarded under any prior stock option plan of the Company that are forfeited or otherwise terminate without the delivery of stock. If this Proposal is approved, the number of shares that can be awarded as restricted stock or restricted stock units will be increased to 14,230,237 and the total shares available for issuance authorized under the Plan will be reduced to 18,067,536. During any calendar year, the maximum number of options that may be granted to any one person is 1,000,000 and the maximum number of shares underlying the issuance of restricted stock and restricted stock units that may be issued to any one person is 400,000. Each of these limits is subject to anti-dilution adjustments in the event of a stock split, recapitalization or similar transaction. Assuming the amendment is approved by the Company’s shareholders, as of the Record Date 2,000,000 shares would be available for issuance under the Plan and 2,000,000 shares of restricted stock or restricted stock units would be available for issuance. As of the Record Date, the number of issued and unvested restricted stock units was 3,000,058 and the number of outstanding stock options, both vested and unvested was 950,931. These stock options had an average weighted exercise price of $5.43 and an average remaining term of 2.09 years.

Administration. The Board of Directors has such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation, bylaws and applicable law. The Board of Directors, from time to time, may delegate to a committee such powers and authorities related to the administration and implementation of the Plan as the Board of Directors shall determine. The Board of Directors has the full power and authority to take all actions and to make all determinations required or provided for under the Plan and to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board of Directors deems to be necessary or appropriate to the administration of the Plan. To the extent an award is intended to constitute performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code, it will be granted and administered by a committee consisting solely of “outside directors” as that term is defined in Section 162(m). The Company’s Compensation Committee has authority to administer the Plan.

Stock Subject to the Plan. The shares issued or to be issued under the Plan are shares of the Company’s common stock. On March 12, 2013, the market price of the Company’s common stock on the NASDAQ Global Market was $4.73.

Types of Awards. Awards under the plan include incentive stock options, non-qualified stock options, restricted stock, restricted stock units and SARs.

Stock Options. The Board of Directors may, from time to time, grant nonqualified stock options or incentive stock options (within the meaning of Section 422 of the Internal Revenue Code). The exercise price of all stock options generally may not be less than 100% (110% in the case of incentive stock options granted to individuals who own more than 10% of the Company’s voting securities) of the fair market value of a share of common stock on the date of grant. Unless otherwise specified in an award agreement, stock options expire ten years after the date of grant (five years in the case of incentive stock options granted to individuals who own more than 10% of the Company’s voting securities). Unless otherwise determined by the Board of Directors, (i) upon a termination of a grantee’s employment other than for death or disability, unvested options will terminate and be cancelled immediately and vested options will remain exercisable for 90 days, (ii) upon a grantee’s termination due to death all options will vest and will remain exercisable for one year and (iii) upon a grantee’s termination of employment due to disability, all options will continue to vest and shall remain exercisable for one year. Stock options are intended to constitute “performance-based” compensation for purposes of Section 162(m) of the Internal Revenue Code.

Restricted Stock and Restricted Stock Units. The Board of Directors may, from time to time, grant restricted stock or restricted stock units to persons eligible to receive grants under the Plan, subject to such restrictions, conditions and other terms as the Board of Directors may determine. A restricted stock unit represents a conditional right to receive a share of common stock in the future. At the time a grant of restricted stock or restricted stock units is made, the Board of Directors shall establish a period of time over which the grant vests subject to the continued employment of the grantee (the “Restricted Period”). Each grant of restricted stock or restricted stock units may be subject to a different Restricted Period. The Board of Directors may, in its sole discretion, at the time a grant of restricted stock or restricted stock units is made, prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the satisfaction of corporate practice or individual performance objectives, which may be applicable to all or any portion of the restricted stock or restricted stock units. The Board of Directors also may, in its sole discretion, shorten or terminate the Restricted Period or waive any other restrictions applicable to all or a portion of the restricted stock or restricted stock units. Unless otherwise determined by the Board of Directors, (i) upon a termination of a grantee’s employment other than for death or disability, unvested restricted stock and restricted stock units will terminate immediately, (ii) upon a grantee’s termination due to death, all restricted stock and restricted stock units will vest immediately and (iii) upon a grantee’s termination of employment due to disability, all restricted stock and restricted stock units will continue to vest for one year. Restricted stock and restricted stock units are intended to constitute “performance-based” compensation for purposes of Section 162(m) of the Internal Revenue Code.

Stock Appreciation Rights. On March 11, 2013 the Board amended the Plan to allow for the grant of SARs. The exercise price of all SARs generally may not be less than 100% of the fair market value of a share of common stock on the date of grant. SARs expire ten years after the date of grant, unless otherwise specified in an award agreement. Unless otherwise determined by the Board of Directors (i) upon a termination of a grantee’s employment other than for death or disability, unvested SARs will terminate and be cancelled immediately and vested SARS will remain exercisable for 90 days, (ii) upon a grantee’s termination due to death all SARs will vest and will remain exercisable for one year and (iii) upon a grantee’s termination of employment due to disability, all SARs will continue to vest and shall remain exercisable for one year. The Company will satisfy its obligation upon exercise of SARs in cash or stock, in the sole discretion of the Board. The grantee may, in the sole discretion of the Board, be awarded dividend equivalent rights with respect to the shares of stock underlying the SARs that have vested as of the date the dividend is declared. Each dividend equivalent right will be distributed to the grantee as a specific dollar amount equal to the dollar amount of the dividend paid on an actual share of stock on the date the dividend is declared multiplied by the number of shares underlying the grantee’s SAR. SARs are intended to constitute “performance-based” compensation for purposes of Section 162(m) of the Internal Revenue Code.

Historical Share Grant and Delivery/Vesting Table. The table below is provided to highlight the timing of both the issuance and delivery of performance-based and non-performance-based restricted stock units. Generally, all restricted stock units issued to the Company’s employees have time-vesting requirements. Performance-based issuances are granted upon the achievement of annual Company, practice or individual performance goals, or a combination thereof, and are delivered after the satisfaction of additional time-vesting requirements. The Company believes this additional disclosure is important to evaluate the dilutive impact of its equity compensation programs. The Company believes that its issuances are within the allowable three year average burn rate level provided by Institutional Shareholder Services for companies in its industry.

	Shares Granted (#)			Shares Delivered/Vested (#)(1)
	2010	2011	2012	2010	2011	2012
Performance-based restricted stock units(2)	805,396	1,842,222	1,293,124	871,189	979,245	1,682,513	(4)
Non-performance related restricted stock units(3)	28,000	54,000	113,953	35,285	17,760	5,000
Stock options(5)	—	—	—	—	—	—

Total	833,396	1,896,222	1,407,077	906,474	997,005	1,687,513

Average weighted shares outstanding				40,348,749	39,895,422	31,703,544

(1)	Excludes 569,740 restricted shares of common stock subject to vesting requirements issued in connection with acquisitions that do not reduce the number of shares available under the Plan.

(2)	Units issued upon achievement of Company, practice or individual performance goals, or a combination thereof, with vesting and delivery subject to time vesting.
(3)	Units issued upon hiring subject to vesting requirements.
(4)	Includes 399,591 performance-based restricted stock units for which vesting was advanced fifty-seven days into 2012. The 2013 shares delivered/vested amount will not include these RSUs.
(5)	Excludes 3,196,563 performance-based stock options granted in 2012, of which 2,916,563 were converted to SARs.

Performance-Based Awards. The Compensation Committee may designate any stock options, restricted stocks, restricted stock units or SARs awarded under the Plan as “performance-based compensation” as that term is used in Section 162(m) of the Internal Revenue Code. The performance targets that may be used by the Compensation Committee for such grants will be based on the achievement of measurable and attainable financial targets selected by the Compensation Committee from the following list with respect to the Company or its subsidiaries, divisions, departments, regions, functions or business units:

costs, expense targets, market share, net income, revenue, net revenue, operating cash flow, operating margin, operating revenue, revenue growth rates, pretax income, pretax operating income, operating income growth, net operating profit, return on assets, return on net assets, sales, total shareholder return, relative total shareholder return (versus an index or peer group), stock price, return on equity, return on capital, total earnings, operating earnings, earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation and amortization (EBITDA) calculated on a pro-forma basis or based on generally accepted accounting principles, basic or diluted net earnings per share or earnings per share growth calculated on a pro-forma basis or based on generally accepted accounting principles, operating efficiency ratios, economic value added, cash flow return on investment, free cash flow, net cash provided by operations, gross margin, internal rate of return, or a combination thereof as selected by the Committee.

The performance targets may be measured on an absolute or cumulative basis or on the basis of a percentage of improvement over time and may be measured in terms of the performance of the Company (or its subsidiaries, departments, divisions, regions, functions, or business units) or measured relative to selected peer companies or a market index. The applicable performance goals will be established by the Compensation Committee within 90 days following the commencement of the applicable performance period (or such earlier or later date as permitted or required by Section 162(m)). Each grantee will be assigned a target number of shares of stock options, restricted stock, restricted stock units or SARs payable if the specified performance targets are achieved. At the end of the performance period, the Compensation Committee will certify the attainment of the performance targets and payment of the awards will be conditioned upon such certification. The Compensation Committee may provide that the number of shares of common stock payable under a grant will exceed the target number, but in no event can the amounts exceed the limits described above. In addition, the Compensation Committee may reduce any award in its sole discretion even if the performance goals are satisfied. The terms of performance-based awards will be made and administered in accordance with Section 162(m).

Re-pricing of Options. The Plan prohibits re-pricing of stock options and SARs. For these purposes, to re-price a stock option or SAR means (i) to reduce the exercise price, or (ii) to grant a new award with a lower exercise or grant price in exchange for the cancellation of the original award.

Transferability. Except as otherwise provided in the Plan or an applicable award agreement, during the lifetime of a grantee, only the grantee (or, in the event of legal incapacity or incompetence, the grantee’s guardian or legal representative), may exercise an option or SAR. Except as otherwise provided in the Plan or an applicable award agreement, no option or SAR shall be assignable or transferable by the grantee to whom it is granted, other than by will or the laws of descent and distribution. Notwithstanding the forgoing, the Board of Directors may permit a grantee to transfer an option without consideration to a family member (as defined in the Plan). Neither restricted stock nor restricted stock units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Board of Directors with respect to such restricted stock or restricted stock units other than by will or the laws of descent and distribution.

Recoupment. All grants made under the Plan, any payments made under the Plan and any gains realized upon exercise or settlement of a grant are subject to claw-back or recoupment as permitted or mandated by applicable law, rules, regulations or any Company policy or as set forth in an award agreement.

Term; Amendment. The Plan will remain in effect until terminated by the Board of Directors, however, no incentive stock options may be granted on or after the 10th anniversary of the last shareholder approval of the Plan (five years in the case of incentive stock options granted to individuals who own more than 10% of the Company’s voting securities). The Board of Directors may generally amend or terminate the Plan at any time to the extent permitted by applicable laws, rules and regulations.

Change of Control. Awards granted under the Plan may vest upon a change of control of the Company (as defined in the Plan), if the awards are not assumed or substituted for by an acquiring company. Outstanding options and other awards will be adjusted in the event of a stock split or other similar corporate transactions.

Summary of U.S. Federal Tax Consequences. The following is a brief and general discussion of the U.S. federal income tax rules applicable to awards granted under the Plan.

Options Generally. The grant of an option is not a taxable event for the optionee or the Company.

Incentive Stock Options. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of shares of common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of common stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). The Company will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an incentive stock option to qualify for the forgoing tax treatment, the grantee generally must be an employee of the Company from the date the option is granted through a date within three months before the date of the option is exercised. In the case of a grantee who is disabled or dies, the three-month period is extended to one year.

If all of the requirements for incentive stock option treatment are met except for the holding period requirement, the grantee will recognize ordinary income upon the disposition of shares of common stock received pursuant to the exercise of an incentive stock option in an amount equal to the excess of the fair market value of the shares of common stock at the time the option was exercised over the exercise price. The balance of the realized gain, if any, will be taxed at applicable capital gains tax rates. The Company will be allowed a business expense deduction to the extent the optionee recognizes ordinary income, subject to the limitations under Section 162(m) of the Internal Revenue Code.

Non-Qualified Stock Options. Upon exercising a stock option that is not an incentive stock option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares of common stock on the date of exercise. Upon a subsequent sale or exchange of shares of common stock acquired pursuant to the exercise of a non-qualified stock option, the grantee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the amount paid for the shares of common stock plus the amount treated as ordinary income at the time the option was exercised).

The Company will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income provided that the deduction is not disallowed under Section 162(m) of the Internal Revenue Code. The options are intended to comply with the exception to Section 162(m) for “qualified performance-based compensation.”

Restricted Stock. A grantee will not recognize any taxable income for federal income tax purposes in the year restricted stock is granted, provided that the shares of common stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the common stock on the date of the award, determined without regard to the restrictions. If the grantee does not make a Section 83(b) election, the fair market value of the common stock on the date the restrictions lapse will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse. The Company generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the grantee in the year the grantee is taxed on the income subject to Section 162(m).

Restricted Stock Units. There are no immediate tax consequences upon the grant of restricted stock units under the Plan. A grantee who is awarded restricted stock units will be required to recognize ordinary income in an amount equal to the fair market value of the common stock issued to such grantee at the end of the restriction period or, if later, the payment date. The Company generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the grantee in the year the grantee is taxed on the income subject to Section 162(m).

Stock Appreciation Rights. There are no federal income tax consequences when SARs are granted. However, at exercise, the grantee will realize ordinary income in an amount equal to the excess of the fair market value on the exercise date of the shares subject to the option or stock appreciation right over the exercise price of the option or stock appreciation right. If the award is settled in stock, the amount of the gain is taxable at exercise, even if the shares are not sold. Any subsequent gain on the shares is taxable as capital gain.

Section 162(m). Section 162(m) of the Internal Revenue Code sets a limit of $1,000,000 on the amount the Company can deduct for compensation paid to each of the Chief Executive Officer and the other named executive officers other than the Chief Financial Officer. Compensation that qualifies as “performance-based” compensation under Section 162(m) does not count toward the $1,000,000 limit. Our general philosophy is to qualify future compensation for tax deductibility under Section 162(m) of the U.S. Internal Revenue Code, wherever appropriate, recognizing that, under certain circumstances, the limitations may be exceeded. Qualification is sought to the extent practicable and only to the extent that it is consistent with our overall compensation objectives. Our current equity compensation plan, as amended, contains performance measures that were approved by our shareholders and which are described in detail above, which provides us with flexibility to grant performance-based awards under the plans that are fully deductible under Section 162(m). In order to maintain qualification under Section 162(m), we must seek shareholder approval of the performance measures every five years. We are seeking approval of the performance measures under the Plan this year under this Proposal 2. No changes have been made to those performance measures that were previously approved by our shareholders. The forgoing is not to be considered as tax advice to any person who may be a participant in the Plan and any such persons are advised to consult their own tax counsel. The forgoing is intended to be a general discussion and does not cover all aspects of an individual’s unique tax situation such as the tax consequences of deferred compensation or state and local taxes.

New Plan Benefits. Because the granting of awards under the Plan is completely within the discretion of the Compensation Committee, it is not possible to determine at this time the awards that may be made to officers or other employees under the Plan in the future. However, under the existing incentive compensation plans for the Company’s executive team and senior leaders, the grant of restricted stock units is conditioned upon attainment of certain performance targets. The Board of Directors reserves the right to make additional grants in its sole discretion.

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote is required to approve the amendment to the Plan and to re-approve the performance criteria for purposes of Code Section 162(m).

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS

VOTE “FOR” PROPOSAL 2:

TO APPROVE AN AMENDMENT TO THE 1998 STOCK OPTION AND INCENTIVE PLAN TO (I) INCREASE THE SUBLIMIT FOR ISSUANCES OF RESTRICTED STOCK AND RESTRICTED STOCK UNIT BY 1,230,237 SHARES AND (II) REDUCE THE TOTAL NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN BY 1,932,464 SHARES, WHICH WOULD RESULT IN TOTAL SHAES AVAILABLE FOR ISSUANCE OF 2,000,000 SHARES AND TOTAL SHARES AVAILABLE UNDER THE SUBLIMIT FOR ISSUANCES OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS OF 2,000,000 SHARES AS WELL AS TO RE-APPROVE THE PERFORMANCE CRITERIA UNDER THE PLAN TO MAINTAIN DEDUCTIBILITY FOR PURPOSES OF CODE SECTION 162(M)

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company is providing its shareholders an opportunity to indicate whether they support the named executive officer compensation as described in this Proxy Statement. This advisory vote, commonly referred to as “Say on Pay,” is not intended to address any specific item of compensation, but instead relates to the Compensation Discussion and Analysis, the tabular disclosures regarding named executive officer compensation, and the narrative disclosures accompanying the tabular presentation. These disclosures allow you to view the Company’s executive compensation program and the application of the Company’s compensation philosophies for the years presented.

The Company’s objectives relating to executive compensation are to attract and retain highly qualified executives at salaries that are competitive with companies of similar or greater size within its industry, and to align the financial interests of those executives with those of its shareholders by linking a substantial portion of each executive’s compensation to the achievement of financial objectives for the Company as a whole. The Board and the Compensation Committee are focused on operating performance, earnings growth and share price appreciation.

The Company’s executive compensation programs reflect the Company’s “pay for performance” approach to compensation. In the Board’s view, the growth of pro-forma diluted net earnings per share is the most direct way to measure performance that should result in long-term share value appreciation. Another key aspect of the executive compensation is that a meaningful part of total compensation is paid with performance-based restricted stock that not only requires the achievement of performance targets, but also has a three-year vesting period. The vesting requirement of the equity portion of the compensation program (1) extends the value of current year compensation to a three-year period, (2) creates a strong incentive for the executives to increase shareholder value, and (3) serves as a powerful executive retention tool. Lastly, the executive compensation program also considers that the Company provides no special retirement (pension or 401(k) match) benefits for senior executives.

In 2012, the Company continued its strong operating performance from 2011, generating revenue and earnings of $234.1 million and $16.7 million, respectively. In 2012, the Company achieved revenue growth of 4% or $8.9 million, with corresponding pro-forma net earnings per share growth of 22% which resulted in pro-forma diluted net earnings per share of $0.40 for 2012. In accordance with the target levels set by the Compensation Committee, the Company’s 2012 performance resulted in 80% of the “Goal” level payout under the Company’s 2012 executive compensation program.

The Company’s Compensation Committee has established challenging performance targets for 2013 given the volatile but gradually improving global market conditions. The Company’s pro-forma diluted net earnings per share must improve at least 15% from 2012 actual results in order for the Company’s named executive officers to earn their “Goal” cash and restricted stock unit performance incentive awards. The Company’s pro-forma diluted net earnings per share must improve at least 27% from 2012 actual results in order for the Company’s named executive officers to earn their “Superior” cash and restricted stock unit performance incentive awards.

In 2012, the Company’s CEO and COO agreed to forgo half of each of their restricted stock unit incentive opportunity for 2012 through 2015, measured at “Goal,” in exchange for a performance-based stock option grant issued to each individual in 2012. Fifty percent (50%) of these stock option grants vest in full upon the achievement of a pro-forma diluted net earnings per share growth target, and fifty percent (50%) of the grants vest in full upon the achievement of a pro-forma EBITDA growth target. See “Executive Compensation Decisions for 2012” on page 16 of this Proxy Statement for more information. Further, unless the price of the Company’s common stock achieves a certain level, which represents significant appreciation over current levels, neither executive will receive the level of compensation that they would have received if the Company had retained one hundred percent of their restricted stock unit bonus opportunity and the Company achieved “Goal” targets for each of 2012 through 2015.

On March 11, 2013 the performance-based stock option grants referred to above were voluntarily converted by the CEO and COO into SARs equal in number to the number of options granted to each of them in 2012 which will be settled in cash, Company stock or any combination thereof, at the Company’s discretion. The terms and conditions and the specific performance targets that must be achieved in order for the SARs to vest are the same as those of the options. The Company took this step, in order to reduce the overhang (which includes shares issued and outstanding under existing equity programs) burden for this one time high performance oriented grant. The Company believed that the short term impact of the combination of the issuance of performance-based grant along with the Company’s Dutch tender offer repurchase of 11 million shares may result in an indication of dilution (which is already limited by the total shares authorized and available under the Plan of 2,000,000 shares, if Proposition 2 is approved) without proper consideration of the favorable impact that would result from the achievement of the 50% improvement in pro-forma diluted net earnings per share or pro-forma EBITDA when considering Proposal 2 of this Proxy. It is the intention of Mr. Fernandez and Mr. Dungan not to exercise the SARs until death, disability, termination of service or a change of control. Consistent with the reporting of the converted performance-based stock options, the expense associated with the stock appreciation grants will be excluded from the calculation of pro-forma diluted net earnings per share and pro-forma EBITDA.

For the reasons discussed above, the Board unanimously recommends that shareholders vote in favor of the following resolution:

“Resolved, that the shareholders approve the compensation of the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and the related footnotes and narrative disclosures.”

Although this vote is advisory and is not binding on the Company, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote is required to approve the Proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS

VOTE “FOR” PROPOSAL 3:

THE APPROVAL OF THE RESOLUTION APPROVING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board currently consists of Messrs. Hamlin (Chairman), Harris, Huston and Wix. The Audit Committee is composed of “independent” directors as defined in standards promulgated by the SEC and NASDAQ. The Board determined that Messrs. Hamlin and Huston are audit committee financial experts under the SEC rules. The Company’s Audit Committee is governed by a written charter approved by the Board. A copy of the Audit Committee’s updated charter, can be found on the Company’s website at www.thehackettgroup.com/about/ir_governance.jsp. All members of the Audit Committee share equally the responsibility for the performance of the functions set forth below.

The Audit Committee reviewed with BDO USA, LLP (“BDO”) all matters required to be discussed by Statement of Auditing Standards No. 61 “Communications with Audit Committees,” as amended. In addition, the Audit Committee has discussed with BDO its independence from management and the Company, and it received the written disclosures and letter delivered to the Audit Committee by BDO as required by applicable requirements of the Public Company Accounting Oversight Board regarding BDO’s communications with the Audit Committee concerning independence, and considered the compatibility of non-audit services with BDO’s independence.

The Audit Committee discussed with BDO the overall scope and plans for the Company’s audit. The Audit Committee meets with BDO, without management present when appropriate, to discuss the results of their quarterly reviews and annual examination, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee held five meetings during fiscal year 2012.

The Audit Committee approved all audit and non-audit services provided by BDO in 2012, as described in “Pre-Approval of Non-Audit Services” below.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In performing its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 28, 2012 with management and with representatives of BDO. The Audit Committee also reviewed, and discussed with management and representatives of BDO, management’s assessment and report and BDO’s assessment and report and attestation on the effectiveness of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 28, 2012, for filing with the SEC.

Pre-Approval of Non-Audit Services

All audit-related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by BDO was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s Policy for Pre-Approval of Non-Audit Services provides for pre-approval of audit-related, tax and other services specifically described by the Audit Committee on an annual basis. In addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved. If the entire Audit Committee is not able to convene so that permitted non-audit services desired to be performed by the Company’s independent auditors can be reviewed and approved on a timely basis, the Audit Committee Chairman is authorized to approve such services and make a verbal report to the full Audit Committee as to the nature and cost of such services at the next Audit Committee meeting following such approval.

Respectfully submitted,

Audit Committee

Richard N. Hamlin, Chairman

John R. Harris

Edwin A. Huston

Alan T.G. Wix

PROPOSAL 4

TO RATIFY THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED CERTIFIED PUBLIC

ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 27, 2013

The Audit Committee of the Board has appointed BDO USA, LLP (“BDO”) as the independent registered certified public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 27, 2013 and will review the appointment at its August 2013 meeting. During fiscal year 2012, BDO served as the Company’s independent registered certified public accounting firm and also provided other audit-related services. See “Fees Paid to Independent Accountants” below.

The appointment of BDO is being presented to the shareholders for ratification. If the appointment is not ratified, the Audit Committee of the Board will consider whether it should select a different independent registered certified public accounting firm when it convenes its August 2013 meeting.

The Company’s bylaws do not require that the shareholders ratify the appointment of BDO as its independent auditors. This proposal is being submitted to the shareholders because the Company believes it is a matter of good corporate practice.

The Company expects that representatives of BDO will be present at the annual meeting. They will be given an opportunity to make a statement if they desire to do so, and it is expected that they will be available to respond to appropriate questions.

Fees Paid To Independent Accountants

The following table sets forth fees for professional services provided by BDO for the audit of the Company’s consolidated financial statements for fiscal years 2012 and 2011, and fees billed for audit-related services, tax services, and all other services rendered by BDO during fiscal years 2012 and 2011:

	2012	2011
Audit Fees (1)	$532,065	$543,800
Audit-Related Fees (2)	$18,000	$18,000
Tax Fees (3)	$—	$—
All Other Fees (4)	$—	$—

(1)	Represents aggregate fees for professional services provided in connection with the audit of the Company’s annual consolidated financial statements, reviews of its quarterly consolidated financial statements and audit services provided in connection with other statutory or regulatory filings. Fees also include the report and attestation on the effectiveness of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.
(2)	Represents fees for services in connection with audits of the Company’s benefit plans, mergers and acquisitions and recently issued accounting pronouncements.
(3)	Represents fees for services provided in connection with the Company’s tax compliance.
(4)	Represents fees for services provided to the Company not otherwise included in the categories seen above.

The accompanying proxy will be voted in favor of the Proposal unless the shareholder indicates to the contrary on the proxy. The Proposal will be approved by the vote of a majority of the shares present in person or by proxy and entitled to vote on the Proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3:

TO RATIFY THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED CERTIFIED PUBLIC

ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 27, 2013

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review, Approval or Ratification of Related Person Transactions

In accordance with the charter for the Audit Committee of the Board, the members of the Audit Committee, all of whom are independent directors, review and approve in advance any transaction which involves “related persons,” that is, parties whose relationship with the Company may enable them to negotiate terms more favorable than those available to other, more independent parties and all other transactions to the extent required by NASDAQ or applicable law to be approved by an audit committee or comparable body. For purposes of these procedures, the individuals and entities that are considered “related persons” include:

•	Any of the Company’s directors, nominees for director and executive officers;

•	Any person known to be the beneficial owner of five percent or more of the Company’s common stock (a “5% Stockholder”); and

•

Any immediate family member, as defined in Item 404(a) of Regulation S-K, of a director, nominee for director, executive officer and 5% Stockholder. The Company will report all such material related person transactions under applicable accounting rules, federal securities laws and SEC rules and regulations.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth certain information regarding the beneficial ownership of common stock as of March 12, 2013: (1) by each person (or group of affiliated persons) known by the Company to be the beneficial owner of more than 5% of the outstanding common stock; (2) by each of the named executive officers; (3) by each director and nominee of the Company; and (4) by all of the Company’s directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (#)(1)	Percent of Class (%)(1)
Ted A. Fernandez(2)(4)	3,200,451	10.1
David N. Dungan(2)(5)	1,773,033	5.6
Robert A. Ramirez(2)(6)	190,115	*
Terence M. Graunke(3)(7)	56,234	*
Richard N. Hamlin(2)(8)	170,009	*
John R. Harris(2)(9)	77,409	*
Edwin A. Huston(2)(10)	134,601	*
Alan T.G. Wix(2)(11)	78,440	*
Columbia Wanger Asset Management, L.P.(12)	5,372,094	16.9
Dimensional Fund Advisors(13)	1,902,378	6.0
Blackrock, Inc.(14)	1,761,811	5.5
All current directors and current named executive officers as a group (8 persons)	5,680,292	17.9

*	Represents less than 1%.
(1)	The persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable, and except as indicated in the other footnotes to this table. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to restricted stock units, options or warrants held by that person that are currently vested or exercisable, or that will vest or become exercisable within 60 days after March 12, 2013 (or upon the occurrence of an event, such as change of control, resignation for good reason or involuntary termination without cause) are deemed outstanding. The Company also includes in these amounts all unvested but earned performance restricted stock units held by the its named executive officers and members of its Board as it believes this results in a more accurate representation of overall share ownership. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
(2)	The address for each of Messrs. Dungan, Fernandez, Hamlin, Harris, Huston, Ramirez and Wix is 1001 Brickell Bay Drive, Suite 3000, Miami, Florida 33131.
(3)	The address for Mr. Graunke is in care of Lake Capital Management LLC, 676 North Michigan Ave., Suite 3900, Chicago, Illinois 60611.
(4)	Includes 467,002 unvested performance-based restricted stock units that would vest upon a change of control, Mr. Fernandez’s resignation for good reason or involuntary termination without cause. Includes 157,091 shares which are held in trust for the benefit of Mr. Fernandez’s children. Also includes 300,000 vested options to purchase common stock.
(5)	Includes 275,248 unvested performance-based restricted stock units that would vest upon a change of control, Mr. Dungan’s resignation for good reason or involuntary termination without cause. Includes 913 shares held through the DJD Family Limited Partnership, and 350,000 shares held in the Jeanine G. Dungan Trust dated August 5, 1998. Also includes 150,000 vested options to purchase common stock.
(6)	Includes 75,828 unvested performance-based restricted stock units that would vest upon a change of control, Mr. Ramirez’s resignation for good reason or involuntary termination without cause. Does not include 100,000 unvested performance-based stock options.

(7)	Mr. Graunke joined the Company’s Board on November 10, 2009, in connection with of its acquisition of Archstone Consulting. As of the Record Date, Lake Capital and certain of its affiliates (the “Lake Affiliates”), Archstone Holdings LLC and certain of its affiliates (the “Archstone Affiliates”), Mr. Graunke and Paul G. Yovovich (the “Reporting Persons”) have the shared power to vote or direct the vote and shared power to dispose or direct the disposition of 29,878 of shares of common stock. The number of shares reported above includes 29,356 unvested restricted stock units issued to Lake Capital in recognition of Mr. Graunke’s service on the Board that would vest upon termination of service on the Board. Also includes 5,129 vested restricted stock units of which Lake Capital elected to defer receipt in connection with the Company’s Outside Director Compensation program. The address of the principal business and principal office of each of the Reporting Persons is 676 N. Michigan Ave, Suite 3900, Chicago, Illinois 60611.
(8)	Includes 15,000 vested options to purchase common stock and 42,900 unvested restricted stock units granted pursuant to the Company’s Outside Director Compensation program that would vest upon termination of service on the Board. Also includes 1,300 shares held by Mr. Hamlin’s wife in an individual retirement account.
(9)	Includes 29,356 unvested restricted stock units granted pursuant to the Company’s Outside Director Compensation program that would vest upon termination of service on the Board. Also includes 5,129 vested restricted stock units of which Mr. Harris elected to defer receipt in connection with the Company’s Outside Director Compensation program.
(10)	Includes 30,000 vested options to purchase common stock and 29,356 unvested restricted stock units granted pursuant to the Company’s Outside Director Compensation program that would vest upon termination of service on the Board. Also includes 5,129 vested restricted stock units of which Mr. Huston elected to defer receipt in connection with the Company’s Outside Director Compensation program.
(11)	Includes 22,500 vested options to purchase common stock and 29,356 unvested restricted stock units granted pursuant to the Company’s Outside Director Compensation program that would vest upon termination of service on the Board.
(12)	The information reported is based on Form 13G/A filed with the SEC on February 14, 2013 by Columbia Wanger Asset Management, LLC. (“WAM”) an investment advisor as defined in Rule 13d-1(b)(1)(ii)(E) of the Act. The statement discloses that, as of the time of the filing, WAM, a registered investment adviser had sole voting power with respect to 4,992,094 shares of common stock and dispositive power with respect to 5,372,094 shares of common stock. This amount includes shares held by Columbia Acorn Trust (“Acorn Trust”) a Massachusetts business trust that is advised by WAM. The address of WAM and Acorn Trust is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606.
(13)	The information reported is based on Form 13G/A filed with the SEC on February 8, 2013 by Dimensional Fund Advisors LP (“Dimensional Fund”). The statement discloses that, as of the time of the filing, Dimensional Fund had sole voting power with respect to 1,855,985 shares of common stock and sole dispositive power with respect to 1,902,378 shares of common stock. The address for Dimensional Fund is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746. For additional disclosure regarding the persons affiliated with Dimensional Fund and their voting and dispositive powers with regard to the Company’s common stock please refer to the Form 13G/A filed with the SEC on February 8, 2013.
(14)	The information reported is based on Form 13G filed with the SEC on February 4, 2013 by BlackRock, Inc. (“BlackRock”). The statement discloses that, as of the time of the filing, BlackRock had sole voting power and sole dispositive power with respect to 1,761,811 shares of common stock. The address for BlackRock is 40 East 52nd Street, New York, NY 10022. For additional disclosure regarding the persons affiliated with BlackRock and their voting and dispositive powers with regard to the Company’s common stock please refer to the Form 13G/A filed with the SEC on February 4, 2013.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and holders of more than 10% of the common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Based upon a review of filings with the SEC, the Company believes that all of its directors and executive officers complied during fiscal year 2012 with the reporting requirements of Section 16(a) of the Exchange Act.

SHAREHOLDER PROPOSALS FOR THE ANNUAL MEETING IN 2014

Any proposal or proposals by a shareholder intended to be included in the Company’s Proxy Statement and form of proxy relating to the 2014 Annual Meeting of Shareholders must be received by the Company no later than November 25, 2013, pursuant to the proxy solicitation rules of the SEC. Nothing in this paragraph shall be deemed to require the Company to include in its Proxy Statement and proxy relating to the 2014 Annual Meeting of Shareholders any shareholder proposal which may be omitted from the Company’s proxy materials pursuant to applicable regulations of the SEC in effect at the time such proposal is received. Pursuant to the Company’s bylaws, all other shareholder proposals to be presented at the 2014 Annual Meeting of Shareholders must be submitted in writing and received by the Secretary of the Company at the principal executive offices of the Company not earlier than February 4, 2014 and not later than March 6, 2014. However, if the date of the 2014 Annual Meeting of Shareholders is advanced by more than 30 days or delayed by more than 60 days from the anniversary of the 2013 Annual Meeting, the shareholder must deliver the notice not earlier than the 90th day prior to the annual meeting and not later than the close of business on the later of the 60th day prior to the annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The shareholder’s notice with respect to such proposal must comply with the requirements set forth in the Company’s bylaws.

Similarly, shareholders may nominate director candidates, provided that such nominations must be submitted in writing and received by the Secretary of the Company at the principal executive offices of the Company not earlier than February 4, 2014 and not later than March 6, 2014. However, if the date of the 2014 Annual Meeting of Shareholders is advanced by more than 30 days or delayed by more than 60 days from the anniversary of the 2013 Annual Meeting, the shareholder must deliver the notice not earlier than the 90th day prior to the annual meeting and not later than the close of business on the later of the 60th day prior to the annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. If the number of directors to be elected to the Board is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased board at least 70 days prior to the first anniversary of the preceding annual meeting, then a shareholder wishing to nominate a director for the new position must deliver the notice not later than the close of business on the tenth day following the day on which public announcement of the date of the meeting is first made.

The shareholder’s notice nominating a candidate for director must set forth: (1) as to each person whom the shareholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Section 14(a) of the Securities Exchange Act of 1934 and the rules and regulations thereunder (together with the nominee’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected); and (2) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, the name and address of the shareholder, as it appears on the Company’s books, and of the beneficial owner, the class and number of shares of the Company that are owned of record and beneficially by the shareholder and beneficial owner, respectively, and a representation that the shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

Upon written request, the Company will provide, without charge, a copy of its Annual Report on Form 10-K for its fiscal year ended December 28, 2012. For a copy of the Company’s Form 10-K, please contact Josie Estevez-Lugo at 1001 Brickell Bay Drive, Suite 3000, Miami, FL 33131, telephone (305) 375-8005, facsimile (305) 379-8810.

OTHER BUSINESS TO BE TRANSACTED

As of the date of this Proxy Statement, the Board knows of no other matters that may come before the annual meeting. However, if any other matters properly come before the meeting, it is the intention of the proxy holders to vote or act in accordance with their best judgment with respect to such matters.

By Order of the Board of Directors,

Frank A. Zomerfeld

Secretary

Annex A

THE HACKETT GROUP, INC.

1998 STOCK OPTION AND INCENTIVE PLAN

(Amended and Restated as of March 11, 2013)

The Hackett Group, Inc., a Florida corporation (the “Company”), sets forth herein the terms of its amended and restated 1998 Stock Option and Incentive Plan (the “Plan”) as follows:

1. PURPOSE

The Plan is intended to enhance the Company’s ability to attract and retain highly qualified officers, key employees, outside directors and other persons, and to motivate such officers, key employees, outside directors and other persons to serve the Company and its Affiliates (as defined herein) and to expend maximum effort to improve the business results and earnings of the Company, by providing to such officers, key employees, outside directors and other persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights and Other Awards (as each is defined herein) in accordance with the terms hereof. Stock Options granted under the Plan may be non-qualified Stock Options or Incentive Stock Options, as provided herein, except that Stock Options granted to Outside Directors (as defined in Section 2.22) shall in all cases be non-qualified Stock Options. The Plan is intended to comply with Section 162(m) of the Code.

2. DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements, as defined below), the following definitions shall apply:

2.1 “Affiliate” of, or person “affiliated” with, a person means any company or other trade or business that controls, is controlled by or is under common control with such person within the meaning of Rule 405 of Regulation C under the Securities Act.

2.2 “Award Agreement” means the Stock Option agreement, Restricted Stock agreement, Restricted Stock Unit agreement, Stock Appreciation Right agreement, Other Award agreement or other written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of a Grant.

2.3 “Beneficial Owner” means a beneficial owner within the meaning of Rule 13d-3 under the Exchange Act.

2.4 “Benefit Arrangement” shall have the meaning set forth in Section 15 hereof.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Change of Control” means (A) any Person, other than any Person who is a Beneficial Owner of the Company’s securities before the Effective Date, becomes, after the Effective Date, the Beneficial Owner, directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company’s then outstanding securities; (B) during any two-year period, individuals who at the beginning of such period constitute the Board (including, for this purpose, any director who after the beginning of such period filled a vacancy on the Board caused by the resignation, mandatory retirement, death, or disability of a director and whose election or appointment was approved by a vote of at least two-thirds of the directors then in office who were directors at the beginning of such period) cease for any reason to constitute a majority thereof; (C) notwithstanding clauses (A) or (E) of this paragraph, the Company consummates a merger or consolidation of the Company with or into another corporation, the result of which is that the Persons who were stockholders of the Company at the time of the execution of the agreement to merge or consolidate own less than 80% of the total equity of the corporation surviving or resulting from the merger or consolidation or of a corporation owning, directly or indirectly, 100% of the total equity of such surviving or resulting corporation; (D) the sale in one or a series of transactions of all or substantially all of the assets of the Company; or (E) any Person has commenced a tender or exchange offer, or entered into an agreement or received an option to acquire Beneficial Ownership of 40% or more of the total number of voting shares of the Company, unless the Board has made a determination that such action does not constitute and will not constitute a material change in the Persons having control of the Company.

Notwithstanding the foregoing, with respect to an award that is subject to Section 409A of the Code where the payment or settlement of the award will accelerate upon a Change of Control, no event set forth herein will constitute a Change of Control for purposes of the Plan or any Grant unless such event also constitutes a “change in ownership,” “change in effective control,” or “change in the ownership of a substantial portion of the Company’s assets” as defined under Section 409A of the Code.

2.7 “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended and the regulations and guidelines promulgated thereunder.

2.8 “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall consist of no fewer than two members of the Board, none of whom shall be an officer or other salaried employee of the Company or any affiliate of the Company, which committee shall meet the requirements of Section 162(m) of the Code, Section 16(b) of the Exchange Act, the applicable rules of the NASDAQ National Market and all other applicable rules and regulations (in each case as amended or superseded from time to time); provided, however, that, if any Committee member is found not to have met the qualification requirements of Section 162(m) of the Code or Section 16(b) of the Exchange Act, any actions taken or Grants made by the Committee shall not be invalidated by such failure to so qualify. 2.9 “Company” means The Hackett Group, Inc.

2.10 “Effective Date” means April 23, 1998, the date on which the Plan was adopted by the Board.

2.11 “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.12 “Exercise Price” means (i) in the case of a Stock Option, the purchase price for each share of Stock subject to an Option or (ii), in the case of a Stock Appreciation Right, the value from which Stock appreciation will be measured.

2.13 “Fair Market Value” means the value of a share of Stock, determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, is admitted to quotation on the NASDAQ National Market, or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (the highest such closing price if there is more than one such exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Board in good faith.

2.14 “Family Members” means the any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employees household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the employee) control the management of assets, and any other entity in which these persons (or the employee) own more than fifty percent of the voting interests.

2.15 “Grant” means an award of an Option, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights or Other Awards under the Plan.

2.16 “Grant Date” means, as determined by the Board or authorized Committee, (i) the date as of which the Board or such Committee approves a Grant, (ii) the date on which the recipient of such Grant first becomes eligible to receive a Grant or (iii) such other date as may be specified by the Board or such Committee.

2.17 “Grantee” means a person who receives or holds an Option, Restricted Stock, Restricted Stock Units, Stock Appreciate Rights or Other Awards under the Plan.

2.18 “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.19 “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.20 “Other Agreement” shall have the meaning set forth in Section 15 hereof.

2.21 “Other Award” means any form of award (other than an Option, Restricted Stock, Restricted Stock Unit or Stock Appreciation Right) granted pursuant to Section 13.

2.22 “Outside Director” means a member of the Board who is not an officer or employee of the Company.

2.23 “Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

2.24 “Plan” means this The Hackett Group, Inc. 1998 Stock Option and Incentive Plan.

2.25 “Restricted Period” means the period during which Restricted Stock or Restricted Stock Units are subject to restrictions or conditions pursuant to Section 12.2 hereof.

2.26 “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 12 hereof, that are subject to restrictions and to a risk of forfeiture.

2.27 “Restricted Stock Unit” means a unit awarded to a Grantee pursuant to Section 12 hereof, which represents a conditional right to receive a share of Stock in the future, and which is subject to restrictions and to a risk of forfeiture.

2.28 “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended, and the regulations and guidelines promulgated thereunder.

2.29 “Service Provider” means a consultant or adviser to the Company, a manager of the Company’s properties or affairs, or other similar service provider or affiliate of the Company, and employees of any of the foregoing, as such persons may be designated from time to time by the Board.

2.30 “Stock” means the common stock, par value $0.001 per share, of the Company.

2.31 “Stock Appreciation Right” means a right to receive all or some portion of the appreciation on Shares granted pursuant to Section 7.1.

2.32 “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.33 “Termination Date” shall be the date upon which an Option or Stock Appreciation Right shall terminate or expire, as set forth in Section 10.2 hereof.

3. ADMINISTRATION OF THE PLAN

3.1 Board.

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation, by-laws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Grant or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Grant or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s certificate of incorporation, by-laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Grant or any Award Agreement shall be made in its sole discretion and shall be final, binding and conclusive on all parties having an interest herein.

3.2 Committee.

The Board from time to time may delegate to a Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and in other applicable provisions, as the Board shall determine, consistent with the certificate of incorporation, by-laws of the Company and applicable law. In the event that the Plan, any Grant or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken by or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive on all parties having an interest herein. As permitted by law, the Committee may delegate its authority under the Plan to a member of the Board of Directors or an executive officer of the Company.

3.3 Grants.

Subject to the other terms and conditions of the Plan, the Board shall have full and final authority (i) to designate Grantees, (ii) to determine the type or types of Grant to be made to a Grantee, (iii) to determine the number of shares of Stock to be subject to a Grant, (iv) to establish the terms and conditions of each Grant (including, but not limited to, the exercise price of any Option or Stock Appreciation Right, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of a Grant or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options), (v) to prescribe the form of each Award Agreement evidencing a Grant, and (vi) to amend, modify, or supplement the terms of any outstanding Grant. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan, but without amending the Plan, to modify Grants to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom. As a condition to any subsequent Grant, the Board shall have the right, at its discretion, to require Grantees to return to the Company Grants previously awarded under the Plan. Subject to the terms and conditions of the Plan, any such new Grant shall be upon such terms and conditions as are specified by the Board at the time the new Grant is made.

3.4 No Liability.

Subject to applicable laws, rules and regulations: (i) no member of the Board or Committee (or its delegates) shall be liable for any good faith action, omission or determination made in connection with the operation, administration or interpretation of the Plan and (ii) the members of the Board or the Committee (and its delegates) shall be entitled to indemnification and reimbursement in the manner provided in the Company’s certificate of incorporation as it may be amended from time to time. In the performance of its responsibilities with respect to the Plan, the Committee shall be entitled to rely upon information and/or advice furnished by the Company’s officers or employees, the Company’s accountants, the Company’s counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such information and/or advice.

4. STOCK SUBJECT TO THE PLAN

4.1 Plan Limits.

Subject to adjustment in accordance with Section 18, the maximum number of shares of Stock that may be issued for all purposes under the Plan shall the aggregate of (i) 18,067,536 shares and (ii) any shares of Stock that are represented by awards previously granted by the Company, including awards granted under the Answerthink, Inc. 1997 Stock Option Plan and the Answerthink, Inc. Restricted Stock Plan as of the Effective Date. Stock to be issued under the Plan may be authorized and unissued shares, issued shares that have been reacquired by the Company (in the open-market or in private transactions) and that are being held in treasury, or a combination thereof. All of the Stock subject to the Plan may be issued as Incentive Stock Options. The maximum number of shares of Stock that may be granted pursuant to grant of (i) Restricted Stock, (ii) Restricted Stock Units or (iii) Other Awards shall not exceed 14,230,237.

4.2 Share Counting.

For purposes of determining the number of shares of Stock that remain available for issuance (“Stock Available for Issuance”) under the Plan, (i) any Stock that is tendered by a Grantee or withheld by the Company to pay the exercise price of a Grant or to satisfy the Grantee’s tax withholding obligations in connection with the exercise or settlement of a Grant and (ii) all of the Stock covered by a stock-settled Stock Appreciation Right to the extent exercised shall not be added back to the total Stock Available for Issuance under the Plan. In addition, the number of shares of Stock corresponding to Awards under the Plan that are forfeited or cancelled or otherwise expire for any reason without having been exercised or settled or that are settled through the issuance of consideration other than Stock (including, without limitation, cash) shall be added back to the aggregate Stock Available for Issuance and again be available for the grant of Awards; provided, however, that this provision shall not be applicable with respect to (i) the cancellation of a Stock Appreciation Right granted in tandem with an Option upon the exercise of the Option or (ii) the cancellation of an Option granted in tandem with a Stock Appreciation Right upon the exercise of the Stock Appreciation Right.

5. EFFECTIVE DATE AND TERM OF THE PLAN

The Plan shall be effective as of the Effective Date. The Plan has no termination date; however, no Incentive Stock Option may be granted under the Plan on or after the tenth anniversary of the date the Plan was last approved by stockholders.

6. AWARD AGREEMENT

Each Grant pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing a Grant of Options shall specify whether such Options are intended to be non-qualified Stock Options or Incentive Stock Options, and, in the absence of such specification, such Options shall be deemed non-qualified Stock Options.

7. OPTION GRANTS AND STOCK APPRECIATION RIGHTS

7.1 Company or Subsidiary Employees.

Grants of Stock Options (including Grants of Incentive Stock Options) and Stock Appreciation Rights may be made under the Plan to any employee of, or Service Provider or employee of a Service Provider providing, or who has provided, services to, the Company or of any Subsidiary, including any such employee who is an officer or director of the Company or of any Subsidiary, as the Board shall determine and designate from time to time. Stock Options and Stock Appreciation Rights are intended to constitute “performance-based compensation” as that term is used in Section 162(m) of the Code.

7.2 Successive Grants.

An eligible person may receive more than one Grant of Stock Options or Stock Appreciation Rights, subject to such restrictions as are provided herein.

8. LIMITATIONS ON GRANTS

8.1 Limitation on Shares of Stock Subject to Grants.

During any time when the Company has a class of equity securities registered under Section 12 of the Exchange Act, no person eligible for a Grant hereunder may be awarded Options or Stock Appreciation Rights in any calendar year exercisable for greater than 1,000,000 shares of Stock (subject to adjustment as provided in Section 18 hereof). During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, the maximum number of shares of Restricted Stock or Restricted Stock Units that can be awarded under the Plan to any person eligible for a Grant hereunder is 400,000 per calendar year (subject to adjustment as provided in Section 18 hereof).

8.2 Limitations on Incentive Stock Options.

No Incentive Stock Option may be issued pursuant to the Plan to any individual who, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company or any of its Subsidiaries, unless (i) the exercise price determined as of the Grant Date is at least one hundred ten percent (110%) of the Fair Market Value on the Grant Date of the shares of Stock subject to such Incentive Stock Option and (ii) the Incentive Stock Option is not exercisable more than five (5) years from the Grant Date. No Grantee shall be granted any Incentive Stock Option which would result in such Grantee receiving a grant of Incentive Stock Options that would have an aggregate Fair Market Value in excess of one hundred thousand dollars ($100,000), determined as of the Grant Date, that would be exercisable for the first time by such Grantee during any calendar year. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, as amended from time to time.

9. EXERCISE PRICE OF OPTIONS AND STOCK APPRECIATION RIGHTS

The Exercise Price of each Option and Stock Appreciation Right shall be fixed by the Board and stated in the Award Agreement evidencing such Option or Stock Appreciation Right. The Exercise Price shall be no lower than the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to ownership of more than ten percent of the Company’s outstanding Stock), the Exercise Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than the greater of the par value or 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Exercise Price of any Option or Stock Appreciation Right be less than the par value of a share of Stock.

10. VESTING, TERM AND EXERCISE OF OPTIONS AND STOCK APPRECIATION RIGHTS

10.1 Vesting and Exercise Period.

Subject to Sections 10.2 and 18.3 hereof, each Option and Stock Appreciation Right granted under the Plan shall vest and become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement. For purposes of this Section 10.1, fractional numbers of shares of Stock subject to an Option or Stock Appreciation Right shall be rounded down to the next nearest whole number.

10.2 Term.

Each Option and Stock Appreciation Right granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the Grant Date, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option or Stock Appreciation Right (the “Termination Date”); provided, however, that in the event that the Grantee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to ownership of more than ten percent of the outstanding Stock), an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date.

10.3 Acceleration.

Any limitation on the exercise of an Option or Stock Appreciation Right contained in any Award Agreement may be rescinded, modified or waived by the Board, in its sole discretion, at any time and from time to time after the Grant Date of such Option or Stock Appreciation Right, so as to accelerate the time at which the Option or Stock Appreciation Right may be exercised.

10.4 Termination of Employment or Other Relationship.

Except and unless as set forth in an Award Agreement or other employment agreement, upon the termination of a Grantee’s employment or other relationship with the Company other than by reason of “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code), any Option or Stock Appreciation Right or portion thereof held by such Grantee that has not vested in accordance with the provisions of Section 10.1 hereof shall terminate immediately, and any Option or Stock Appreciation Right or portion thereof that has vested in accordance with the provisions of Section 10.1 hereof but has not been exercised shall terminate at the close of business on the 90th day following the Grantee’s termination of employment or other relationship (or, if such 90th day is a Saturday, Sunday or holiday, at the close of business on the next preceding day that is not a Saturday, Sunday or holiday), unless the Board, in its discretion, extends the period during which the Option or Stock Appreciation Right may be exercised (which period may not be extended beyond the original term of the Option or Stock Appreciation Right). Upon termination of an Option or Stock Appreciation Right or portion thereof, the Grantee shall have no further right to receive shares of Stock pursuant to such Option or Stock Appreciation Right or portion thereof. Whether a leave of absence or leave on military or government service shall constitute a termination of employment or other relationship for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive on all parties having an interest herein. For purposes of the Plan, a termination of employment, service or other relationship shall not be deemed to occur if the Grantee is immediately thereafter employed with the Company or any other Service Provider, or is engaged as a Service Provider or an Outside Director of the Company. Whether a termination of a Service Provider’s or an Outside Director’s relationship with the Company occurs shall be determined by the Board or Committee, which determination shall be final, binding and conclusive on all parties having an interest herein.

10.5 Rights in the Event of Death.

Except and unless as set forth in an Award Agreement or other employment agreement, if a Grantee dies while employed by or providing services to the Company, all Options and Stock Appreciation Rights granted to such Grantee shall fully vest on the date of death, and the executors or administrators or legatees or distributees of such Grantee’s estate shall have the right, at any time within one year after the date of such Grantee’s death (or such longer period as the Board, in its discretion, may determine prior to the expiration of such one-year period) and prior to termination of the Option or Stock Appreciation Rights pursuant to Section 10.2 above, to exercise any Option or Stock Appreciation Right held by such Grantee at the date of such Grantee’s death.

10.6 Rights in the Event of Disability.

Except and unless as set forth in an Award Agreement or other employment agreement, if a Grantee’s employment or other relationship with the Company is terminated by reason of the “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) of such Grantee, such Grantee’s Options and Stock Appreciation Rights shall continue to vest, and shall be exercisable to the extent that they are vested, for a period of one year after such termination of employment or service (or such longer period as the Board, in its discretion, may determine prior to the expiration of such one-year period), subject to earlier termination of the Option or Stock Appreciation Right as provided in Section 10.2 above. Whether a termination of employment or service is to be considered by reason of “permanent and total disability” for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive on all parties having an interest herein.

10.7 Limitations on Exercise of Options and Stock Appreciation Rights.

Notwithstanding any other provision of the Plan, in no event may any Option or Stock Appreciation Right be exercised, in whole or in part after ten years following the date upon which the Option or Stock Appreciation Right is granted, or after the occurrence of an event referred to in Section 18 hereof which results in termination of the Option or Stock Appreciation Right.

10.8 Method of Exercise.

An Option or Stock Appreciation Right that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, addressed to the attention of the Board. Such notice shall specify the number of shares of Stock with respect to which the Option or Stock Appreciation Right is being exercised and, with respect to Options only, shall be accompanied by payment in full of the Exercise Price of the shares for which the Option is being exercised.

The minimum number of shares of Stock with respect to which an Option or Stock Appreciation Right may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 shares or such lesser number set forth in the applicable Award Agreement and (ii) the maximum number of shares available under the Option or Stock Appreciation Right at the time of exercise. In the case of an Option, payment of the Exercise Price for the shares purchased shall be made (i) in cash or in cash equivalents; (ii) through the tender to the Company of shares of Stock, which shares, if acquired from the Company, shall have been held for at least six months and which shall be valued, for purposes of determining the extent to which the Exercise Price has been paid thereby, at their Fair Market Value on the date of exercise; (iii) by a combination of cash and Stock equal in value to the Exercise Price, (iv) through net share settlement or similar procedure involving the withholding of Stock subject to the Option with a value equal to the Exercise Price or (v) by such other means as the Board may authorize. With respect to Stock Appreciation Rights, the appreciation distribution with respect to the SAR may be paid to the Grantee, at the discretion of the Board, by any of the following methods: (a) shares of Common Stock; (b) cash; or (c) in any combination of shares of Common Stock and cash. Payment to a Grantee pursuant to a Stock Appreciation Right shall be made within thirty (30) days of exercise and in no event later than March 15 of the calendar year following the calendar year of exercise.

An attempt to exercise any Option or Stock Appreciation Right granted hereunder other than as set forth above shall be invalid and of no force and effect. Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a shareholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully issued to such individual. Except as provided in Section 18 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance. With respect to Stock Appreciation Rights, the Company may, in its sole discretion, award dividend equivalent rights to the Grantee on the shares of stock underlying the portion of the Stock Appreciation Right that has vested as of the date the dividend is declared. The right to receive such dividend equivalents, if granted, will be set forth in the applicable Stock Appreciation Right Award Agreement.

10.9 Prohibition on Repricing of Options and Stock Appreciation Rights.

Notwithstanding anything in the Plan to the contrary, an Option or Stock Appreciation Right shall not be granted in substitution for a previously granted Option or Stock Appreciation Right being canceled or surrendered as a condition of receiving a new Grant if the new Grant would have a lower exercise price than the Grant it replaces, nor shall the exercise price of an Option or Stock Appreciation Right be reduced once the Option or Stock Appreciation Right is granted. The foregoing shall not prevent adjustments pursuant to Section 18.

11. TRANSFERABILITY OF OPTIONS AND STOCK APPRECIATION RIGHTS

11.1 General Rule.

Except as provided in Section 11.2, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option or Stock Appreciation Right. Except as provided in Section 11.2, no Option or Stock Appreciation Right shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

11.2 Family Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer all or part of an Option or Stock Appreciation Right that is not an Incentive Stock Option to (i) any Family Member, (ii) a trust or trusts for the exclusive benefit of any Family Member, or (iii) a partnership in which Family Members are the only partners, provided that (x) there may be no consideration for any such transfer, and (y) subsequent transfers of transferred Options and Stock Appreciation Rights are prohibited except those in accordance with this Section 11.2 or by will or the laws of descent and distribution. Following transfer, any such Option or Stock Appreciation Right shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of this Section 11.2 hereof the term “Grantee” shall be deemed to refer the transferee. The events of termination of the employment or other relationship of Section 10.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option or Stock Appreciation Right shall be exercisable by the transferee only to the extent, and for the periods specified in Sections 10.4, 10.5 or 10.6.

12. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

12.1 Grant of Restricted Stock or Restricted Stock Units.

The Board may from time to time grant Restricted Stock or Restricted Stock Units to persons eligible to receive Grants hereunder, subject to such restrictions, conditions and other terms as the Board may determine.

12.2 Restrictions.

At the time a Grant of Restricted Stock or Restricted Stock Units is made, the Board shall establish a period of time (the “Restricted Period”) applicable to such Restricted Stock or Restricted Stock Units. Each Grant of Restricted Stock or Restricted Stock Units may be subject to a different Restricted Period. The Board may, in its sole discretion, at the time a Grant of Restricted Stock or Restricted Stock Units is made, prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Restricted Stock Units. Subject to the second sentence of this Section 12.2, the Board also may, in its sole discretion, shorten or terminate the Restricted Period or waive any other restrictions applicable to all or a portion of the Restricted Stock or Restricted Stock Units. Neither Restricted Stock nor Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock or Restricted Stock Units.

12.3. Performance-Based Grants.

The Committee may determine whether any Grant of Restricted Stock or Restricted Stock Units under the Plan is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Any such Grants designated to be “performance-based compensation” shall be conditioned on the achievement of one or more performance targets, to the extent required by Section 162(m) of the Code and will be subject to all other conditions and requirements of Section 162(m). The performance targets that may be used by the Committee for such Grants will be comprised of specified levels of one or more of the following as the Committee deems appropriate: costs, expense targets, market share, net income, revenue, net revenue, operating cash flow, operating margin, operating revenue, revenue growth rates, pretax income, pretax operating income, operating income growth, net operating profit, return on assets, return on net assets, sales, total shareholder return, relative total shareholder return (versus an index or peer group), Stock price, return on equity, return on capital, total earnings, operating earnings, earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation and amortization (EBITDA) calculated on a pro-forma basis or based on generally accepted accounting principles, basic or diluted earnings per share or earnings per share growth calculated on a pro-forma basis or based on generally accepted accounting principles, operating efficiency ratios, economic value added, cash flow return on investment, free cash flow, net cash provided by operations, gross margin, internal rate of return, or a combination thereof. The performance targets may be described in terms of objectives that are related to the individual Grantee or objectives that are Company-wide or related to a Subsidiary, division, department, region, function or business unit and may be measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, and may be measured in terms of Company performance (or performance of the applicable Subsidiary, division, department, region, function or business unit) or measured relative to selected peer companies or a market index.

The Grantees will be designated, and the applicable performance targets will be established, by the Committee within ninety (90) days following the commencement of the applicable performance period (or such earlier or later date permitted or required by Section 162(m) of the Code). Each Grantee will be assigned a target number of shares of Stock payable if performance targets are achieved. Any payment of a Grant with performance targets shall be conditioned on the written certification of the Board or Committee in each case that the performance targets and any other material conditions were satisfied. The Board or Committee may determine, at the time a Grant is made, that if performance exceeds the specified performance targets, the Grant may be settled with payment greater than the target number of shares of Stock, but in no event may such payment exceed the limits set forth in Section 8.1. The Board or Committee retains the right to reduce any Grant if it believes that individual performance does not warrant the Grant calculated by reference to the result. In the event that all members of the Committee are not “outside directors” as that term is defined in Section 162(m) of the Code, the grant and terms of Grants intended to qualify as “performance-based compensation” will be made, and the Grant will be administered, by a subcommittee of the Committee or the Board of Directors consisting of two or more “outside directors” for purposes of Section 162(m) of the Code.

12.4 Rights of Holders of Restricted Stock.

Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

12.5 Rights of Holders of Restricted Stock Units.

Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock Units shall have no rights as stockholders of the Company. The Board may provide in an Award Agreement evidencing a Grant of Restricted Stock Units that the holder of such Restricted Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Restricted Stock Unit held equal to the per-share dividend paid on the Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Restricted Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.

12.6 Termination of Employment or Other Relationship.

Upon the termination of the employment of a Grantee with the Company or a Service Provider or of a Service Provider’s relationship with the Company, in either case other than, in the case of individuals, by reason of death or “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code), any shares of Restricted Stock or Restricted Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed cancelled and forfeited, unless the Board, in its discretion, determines otherwise. Upon forfeiture of Restricted Stock or Restricted Stock Units, the Grantee shall have no further rights with respect to such Grant, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Restricted Stock Units. Whether a leave of absence or leave on military or government service shall constitute a termination of employment or other relationship for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive on all parties with an interest herein. For purposes of the Plan, a termination of employment, service or other relationship shall not be deemed to occur if the Grantee is immediately thereafter employed with the Company or any other Service Provider, or is engaged as a Service Provider or an Outside Director of the Company. Whether a termination of a Service Provider’s or an Outside Director’s relationship with the Company shall have occurred shall be determined by the Committee, which determination shall be final, binding and conclusive on all parties with an interest herein.

12.7 Rights in the Event of Death.

If a Grantee dies while employed by the Company or a Service Provider, or while serving as a Service Provider, all Restricted Stock or Restricted Stock Units granted to such Grantee shall fully vest on the date of death, and the shares of Stock represented thereby shall be deliverable in accordance with the terms of the Plan to the executors, administrators, legatees or distributees of the Grantee’s estate.

12.8 Rights in the Event of Disability.

If a Grantee’s employment or other relationship with the Company or a Service Provider, or while serving as a Service Provider, is terminated by reason of the “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) of such Grantee, such Grantee’s Restricted Stock or Restricted Stock Units that would have vested during the twelve (12) month period following the termination of employment had the

Grantee remained employed shall be deemed to have vested in accordance with the applicable Award Agreement (or such longer period as the Board, in its discretion, may determine prior to the expiration of such one-year period), subject to the earlier forfeiture of such Restricted Stock or Restricted Stock Units in accordance with the terms of the applicable Award Agreement. Whether a termination of employment or service is to be considered by reason of “permanent and total disability” for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive on all parties with an interest herein.

12.9 Delivery of Stock and Payment Therefor.

Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Restricted Stock Units shall lapse. Receipt of the Stock by the Grantee is conditioned upon payment by the Grantee to the Company, in cash or by check, of the aggregate par value of the shares of Stock represented by such Restricted Stock or Restricted Stock Units.

13. OTHER AWARDS

The Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related Grants not described above that the Board or Committee determines to be consistent with the purpose of the Plan and the interests of the Company, which Grants may provide for cash payments based in whole or in part on the value or future value of Stock, for the acquisition or future acquisition of Stock, or any combination thereof.

14. RECOUPMENT

Notwithstanding anything in the Plan to the contrary, all Grants made under the Plan, any payments made under the Plan and any gains realized upon exercise or settlement of an Grant shall be subject to claw-back or recoupment as permitted or mandated by applicable law, rules, regulations or any Company policy as enacted, adopted or modified from time to time or as set forth in an Award Agreement.

15. PARACHUTE LIMITATIONS

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Subsidiary, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of participants or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right or Other Award held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.

16. REQUIREMENTS OF LAW

16.1 General.

The Company shall not be required to sell or issue any shares of Stock under any Grant if the sale or issuance of such Stock would constitute a violation by the Grantee, any other individual exercising an Option or Stock Appreciation Right, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to a Grant upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option or stock-settled Stock Appreciation Right pursuant to such Grant unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Grant. Specifically, in connection with the Securities Act, upon the exercise of any Option or stock-settled Stock Appreciation Right or the delivery of any shares of Restricted Stock or Stock underlying Restricted Stock Units, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Grant, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option or stock-settled Stock Appreciation Right may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive on all parties with an interest herein. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or any other issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

16.2 Section 162(m) of the Code.

The Plan is intended to comply in all respects with Section 162(m) of the Code; provided, however, that in the event the Board or Committee determines that compliance with Section 162(m) of the Code is not desired with respect to a particular Grant, compliance with Section 162(m) of the Code will not be required. In addition, if any provision of this Plan would cause Grants that are intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code, to fail to do so qualify, that provision shall be severed from, and shall be deemed not to be a part of, the Plan with respect to such Grant, but the other provisions hereof shall remain in full force and effect.

17. AMENDMENT AND TERMINATION OF THE PLAN

17.1 General.

Subject to applicable laws, rules and regulations, the Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Grants have not been made; provided, however, that no termination, amendment, modification or suspension shall: (i) be effective without the approval of the stockholders of the Company if such approval is required under applicable laws, rules and regulations, including the rules of the NASDAQ National Market, and (ii) materially and adversely alter or impair the rights of a Grantee in any Grant previously made under the Plan without the consent of the holder thereof. Notwithstanding the foregoing, the Board shall have broad authority to amend the Plan or any Grant under the Plan without the consent of a Grantee to the extent it deems necessary or desirable: (a) to comply with, or take into account changes in, or interpretations of, applicable tax laws, securities laws, employment laws, accounting rules and other applicable laws, rules and regulations, (b) to take into account unusual or nonrecurring events or market conditions (including, without limitation, the events described in Section 18), or (c) to take into account significant acquisitions or dispositions of assets or other property by the Company. The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of the Grantee taking actions in “competition with the Company,” as defined in the applicable Award Agreement. Furthermore, the Company may annul a Grant if the Grantee is an employee of the Company or an Affiliate and is terminated “for cause” as defined in the applicable Award Agreement. Except as permitted under this Section 17 or Section 18 hereof, no amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, alter or impair rights or obligations under any Grant theretofore awarded under the Plan.

17.2 Section 409A of the Code.

To the extent that the Board determines that any Grant made under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Grant shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and interpretive guidance issued thereunder. Notwithstanding any contrary provision in the Plan or an Award Agreement, if the Board determines that any provision of the Plan or an Award Agreement contravenes any regulations or guidance promulgated under Section 409A of the Code or would cause a Grant to be subject to additional taxes, accelerated taxation, interest and/or penalties under Section 409A of the Code, the Board may modify or amend such provision of the Plan or Award Agreement without consent of the Grantee in any manner the Board deems reasonable or necessary. In making such modifications the Board shall attempt, but shall not be obligated, to maintain, to the maximum extent practicable, the original intent of the applicable provision without contravening the provisions of Section 409A of the Code. Moreover, any discretionary authority that the Board may have pursuant to the Plan shall not be applicable to a Grant that is subject to Section 409A of the Code to the extent such discretionary authority would contravene Section 409A of the Code.

18. EFFECT OF CHANGES IN CAPITALIZATION

18.1 Changes in Stock.

Notwithstanding any provision of the Plan or any Award Agreement, if the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of securities or other consideration for which Grants of Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights and Other Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Company in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan. In addition, the number and kind of securities or other consideration for which Grants are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or Stock Appreciation Rights shall not change the aggregate Exercise Price payable with respect to shares that are subject to the unexercised portion of an Option or Stock Appreciation Right outstanding but shall include a corresponding proportionate adjustment in the Exercise Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Unless otherwise determined by the Board, such adjusted Grants shall be subject to the same restrictions and vesting or settlement schedule to which the underlying Grant is subject.

18.2 Reorganization in Which the Company Is the Surviving Entity and in Which No Change of Control Occurs.

Subject to Section 18.3 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities in which no Change of Control occurs, any Option or Stock Appreciation Right theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or Stock Appreciation Right would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Exercise Price per share so that the aggregate Exercise Price thereafter shall be the same as the aggregate Exercise Price of the shares remaining subject to the Option or Stock Appreciation Right immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing a Grant of Restricted Stock or Restricted Stock Units, any restrictions applicable to such Grants shall apply as well to any replacement awards received by the Grantee as a result of the reorganization, merger or consolidation.

18.3 Reorganization, Sale of Assets or Sale of Stock Which Involves a Change of Control.

Subject to the exceptions set forth in the last sentence of this Section 18.3, (i) upon the occurrence of a Change of Control, all outstanding shares of Restricted Stock and Restricted Stock Units shall be deemed to have vested, and all restrictions and conditions applicable to such shares of Restricted Stock and Restricted Stock Units shall be deemed to have lapsed, immediately prior to the occurrence of such Change of Control, and (ii) fifteen days prior to the scheduled consummation of the Change of Control, all Options and Stock Appreciation Rights outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days. Any exercise of an Option or a Stock Appreciation Right during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event. Upon consummation of any Change of Control, the Plan and all outstanding but unexercised Options and Stock Appreciation Rights shall terminate. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options and Stock Appreciation Rights not later than the time at which the Company gives notice thereof to its shareholders. This Section 18.3 shall not apply to any Change of Control to the extent that (A) provision is made in writing in connection with such Change of Control for the continuation of the Plan or the assumption of the Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights and Other Awards theretofore granted, or for the substitution for such Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights and Other Awards of new options, restricted stock, restricted stock units, stock appreciation rights and other awards covering the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares or units and exercise prices, in which event the Plan and Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights and Other Awards theretofore granted shall continue in the manner and under the terms so provided or (B) a majority of the full Board determines that such Change of Control shall not trigger application of the provisions of this Section 18.3.

18.4 Adjustments.

Adjustments under this Section 18 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive on all parties with an interest herein. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

18.5 No Limitations on Company.

The making of Grants pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

19. DISCLAIMER OF RIGHTS

No provision in the Plan or in any Grant or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company or a Service Provider either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Grant awarded under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan. No Grantee shall have any of the rights of a shareholder with respect to the shares of Stock subject to an Option or stock-settled Stock Appreciation Right except to the extent exercised.

20. NONEXCLUSIVITY OF THE PLAN

Nothing herein shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of Stock Options otherwise than under the Plan.

21. UNFUNDED PLAN

The Plan is intended to constitute an unfunded plan for incentive compensation. Prior to the issuance of Stock, cash or other form of payment in connection with a Grant, nothing contained herein shall give any Grantee any rights that are greater than those of a general unsecured creditor of the Company.

22. WITHHOLDING TAXES

The Company or a Subsidiary, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to Restricted Stock or Restricted Stock Units or upon the issuance of any shares of Stock upon the exercise of an Option or stock-settled Stock Appreciation Right. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Subsidiary, as the case may be, any amount that the Company or the Subsidiary may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Subsidiary, which may be withheld by the Company or the Subsidiary, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Subsidiary to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Subsidiary shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Subsidiary as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 22 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

23. CAPTIONS

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

24. OTHER PROVISIONS

In the event of any conflict or inconsistency between the Plan and any Award Agreement, the Plan shall govern and the Award Agreement shall be interpreted to minimize or eliminate any such conflict or inconsistency.

25. NUMBER AND GENDER

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

26. SEVERABILITY

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

27. GOVERNING LAW

The validity and construction of this Plan and the instruments evidencing the Grants awarded hereunder shall be governed by the laws of the State of Florida.

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 3, 2013.

Vote by Internet
• Go to www.investorvote.com/hckt
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board recommends a vote FOR all nominees, and FOR Proposals 2, 3, and 4.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold		+
	01 - Ted A. Fernandez	☐	☐	02 - Terence M. Graunke	☐	☐	03 - Alan T. G. Wix	☐	☐

								For	Against	Abstain

2.	To approve an amendment to the Company’s 1998 stock option and Incentive Plan to raise the sublimit for restricted stock and restated stock unit issuances therein by 1,230,237 shares and to reduce the total shares available for issuance under the Plan by 1,932,464 shares.							☐	☐	☐

3.	Say on Pay - An advisory vote on the approval of executive officer compensation.							☐	☐	☐

4.	To ratify the appointment of BDO USA LLP as The Hackett Group, Inc.’s independent registered public accounting firm for 2013.							☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

2013 Annual Meeting Admission Ticket

2013 Annual Meeting of

The Shareholders of The Hackett Group, Inc.

Friday, May 3, 2013 11:00 A.M. Local Time

The Hackett Group, Inc.’s Company Headquarters

1001 Brickell Bay Drive, Suite 3000

Miami, Florida 33131

Upon arrival, please present this admission ticket

and photo identification at the registration desk.

Important notice regarding the Internet availability of

proxy materials for the Annual Meeting of shareholders.

The proxy statement and The Company’s Annual Report on Form 10-K are available at:

www.edocumentview.com/hckt

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — The Hackett Group, Inc.

Notice of 2013 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting – May 3, 2013

Ted A. Fernandez or Robert A. Ramirez, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of The Hackett Group, Inc. to be held on May 3, 2013 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees and FOR Proposals 2, 3, and 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)